As filed with the Securities and Exchange Commission on April 13, 2009
Registration No. 333-158205

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EL PASO CORPORATION	Delaware	76-0568816
COLORADO INTERSTATE GAS COMPANY	Delaware	38-1281755
COLORADO INTERSTATE ISSUING CORPORATION	Delaware	26-1397951
EL PASO NATURAL GAS COMPANY	Delaware	74-0608280
SOUTHERN NATURAL GAS COMPANY	Delaware	63-0196650
SOUTHERN NATURAL ISSUING CORPORATION	Delaware	26-1397784
TENNESSEE GAS PIPELINE COMPANY	Delaware	74-1056569
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(713) 420-2600
(Address, including zip code, and telephone number,
including area code, of registrants’ principal executive offices)

Robert W. Baker, Esq.
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(713) 420-2600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Charles H. Still, Jr.
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002-2770
(713) 221-3309
Fax: (713) 437-5318

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

EL PASO CORPORATION:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

COLORADO INTERSTATE GAS COMPANY, COLORADO INTERSTATE ISSUING CORPORATION, EL PASO NATURAL GAS COMPANY, SOUTHERN NATURAL GAS COMPANY, SOUTHERN NATURAL ISSUING CORPORATION AND TENNESSEE GAS PIPELINE COMPANY:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated April 13, 2009

PROSPECTUS

$2,500,000,000

EL PASO CORPORATION

Debt Securities
Preferred Stock
Common Stock
Purchase Contracts
Warrants
Units

COLORADO INTERSTATE GAS COMPANY
COLORADO INTERSTATE ISSUING CORPORATION
EL PASO NATURAL GAS COMPANY
SOUTHERN NATURAL GAS COMPANY
SOUTHERN NATURAL ISSUING CORPORATION
TENNESSEE GAS PIPELINE COMPANY

Debt Securities

El Paso Corporation (“El Paso”) may offer and sell from time to time in one or more offerings:

•	unsecured debt securities consisting of senior or subordinated notes and debentures and/or other unsecured evidences of indebtedness in one or more series;

•	shares of preferred stock, in one or more series, which may be convertible or exchangeable for El Paso common stock or debt securities;

•	shares of El Paso common stock;

•	purchase contracts for the purchase or sale of El Paso common stock, preferred stock, debt securities, warrants or units, or for the purchase or sale of securities of a third party, currencies or commodities;

•	warrants to purchase El Paso common stock, preferred stock, debt securities, purchase contracts or units, or to purchase or sell securities of a third party, currencies or commodities; and

•	units consisting of any combination of El Paso common stock, preferred stock, debt securities, purchase contracts or warrants.

Colorado Interstate Gas Company (“CIG”), El Paso Natural Gas Company (“EPNG”), Southern Natural Gas Company (“SNG”) and Tennessee Gas Pipeline Company (“TGP”) each may offer and sell from time to time in one or more offerings unsecured nonconvertible investment grade debt securities consisting of senior notes and debentures and/or other unsecured evidences of indebtedness in one or more series. Colorado Interstate Issuing Corporation (“CIIC”) may be a co-issuer of debt securities offered by CIG. Southern Natural Issuing Corporation (“SNIC”) may be a co-issuer of debt securities offered by SNG.

El Paso, CIG, EPNG, SNG and/or TGP will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the related prospectus supplements carefully before you invest in any securities of El Paso, CIG, EPNG, SNG or TGP. This prospectus may not be used to consummate sales of El Paso, CIG, EPNG, SNG or TGP securities unless it is accompanied by a prospectus supplement.

The common stock of El Paso is listed for trading on the New York Stock Exchange under the symbol “EP.”

We may sell securities to or through underwriters, dealers or agents. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

Investing in these securities involves certain risks. Please read “Risk Factors” on page 3 and other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

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ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in the prospectus or any prospectus supplement to “we,” “us” and “our” mean El Paso, CIG, CIIC, EPNG, SNG, SNIC and TGP. When we refer to “El Paso,” we are referring to El Paso Corporation. When we refer to “CIG,” we are referring to Colorado Interstate Gas Company, a majority owned subsidiary of El Paso. When we refer to “CIIC,” we are referring to Colorado Interstate Issuing Corporation, a wholly owned finance subsidiary of CIG. When we refer to “EPNG,” we are referring to El Paso Natural Gas Company, a wholly owned subsidiary of El Paso. When we refer to “SNG,” we are referring to Southern Natural Gas Company, a majority owned subsidiary of El Paso. When we refer to “SNIC,” we are referring to Southern Natural Issuing Corporation, a wholly owned finance subsidiary of SNG. When we refer to “TGP,” we are referring to Tennessee Gas Pipeline Company, a wholly owned subsidiary of El Paso.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this document and in documents that we have incorporated by reference into this document that constitute forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations of El Paso, CIG, EPNG, SNG or TGP, as applicable. The words “believe,” “expect,” “estimate,” “anticipate” and similar expressions will generally identify forward-looking statements. These statements may relate to information or assumptions about:

•	earnings per share;

•	capital and other expenditures;

•	dividends;

•	financing plans;

•	capital structure;

•	liquidity and cash flow;

•	pending legal proceedings, claims and governmental proceedings, including environmental matters;

•	future economic and financial performance;

•	operating income;

•	management’s plans; and

•	goals and objectives for future operations.

Forward-looking statements are subject to risks and uncertainties. While we believe the assumptions or bases underlying the forward-looking statements are reasonable and are made in good faith, we caution that assumed facts or bases almost always vary from actual results, and these variances can be material, depending upon the circumstances. We cannot assure you that the statements of expectation or belief contained in the forward-looking statements will result or be achieved or accomplished. Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

•	the risk that earnings may be adversely affected by fluctuating energy commodity prices;

•	the risk that rates charged to customers may be reduced by governmental authorities;

•	the risks associated with the construction of new facilities, including cost overruns, the realization of anticipated future growth in natural gas supplies and our ability to obtain the necessary consents and approvals;

•	the risk associated with reduced natural gas demand and reduced drillers for new supplies;

•	the highly competitive nature of the natural gas transportation, gathering, processing and storage businesses and the oil and gas exploration and production business;

•	the risks associated with competition from alternate energy sources;

•	the risk of favorable customer contracts expiring or being renewed on less attractive terms;

•	the timing, success, and capital allocated to our exploration and development drilling programs, which would affect production levels and reserves;

•	risks associated with our ability to replace reserves, as well as changes to our estimates of oil and gas reserves;

•	the risk of financial losses arising out of derivative transactions;

•	risks incident to the drilling and operation of oil and gas wells;

•	future drilling, production and development costs, including drilling rig rates and oil field service costs;

•	the risks associated with our foreign operations and investments;

•	risks associated with retained liabilities and indemnification obligations in connection with the sale of certain of our businesses and assets;

•	the costs of environmental liabilities, regulations and litigation;

•	the impact of operational hazards;

•	the risks associated with future weather conditions;

•	the outcome of pending litigation and governmental investigations;

•	the risk that other firms will further expand into markets in which we operate;

•	risks associated with access to, and cost of, capital, including maintaining sufficient liquidity to operate our businesses;

•	risks associated with our significant debt, compliance with our debt covenants, interest rates and below investment grade credit ratings; and

•	risks related to adverse general economic conditions and instability of financial markets.

These factors are more fully described in the Annual Report on Form 10-K for the year ended December 31, 2008 of each of El Paso, CIG, EPNG, SNG and TGP under the heading “Risk Factors,” which descriptions are incorporated herein by reference. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the other documents incorporated by reference into this document.

Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

All subsequent written and oral forward-looking statements attributable to any of us or any person acting on our behalves are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, or the Securities Act, that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about each of us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

El Paso, CIG, EPNG, SNG and TGP each file annual, quarterly, and other reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy any materials that El Paso, CIG, EPNG, SNG or TGP files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC website at http://www.sec.gov.

General information about El Paso, CIG, EPNG, SNG and TGP, including each of their respective annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through El Paso’s website at www.elpaso.com as soon as reasonably practicable after each company files them with, or furnishes them to, the SEC. Information on El Paso’s website is not incorporated into this prospectus or El Paso’s other securities filings and is not a part of this prospectus. You can also inspect reports, proxy statements and other information about El Paso at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act by El Paso, CIG, CIIC, EPNG, SNG, SNIC and TGP, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Form 8-K or other applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	El Paso’s Annual Report on Form 10-K for the year ended December 31, 2008 (including the portions of El Paso’s definitive Proxy Statement on Schedule 14A incorporated therein by reference), which we refer to as El Paso’s 2008 Form 10-K;

•	El Paso’s Current Reports on Form 8-K filed with the SEC on February 4, 2009 and February 6, 2009;

•	The description of El Paso’s capital stock contained in El Paso’s registration statement on Form 8-A filed on April 5, 2001, as amended on Form 8-A/A on August 26, 2003 and March 7, 2006, including any further amendment or report filed for the purpose of updating such descriptions;

•	CIG’s Annual Report on Form 10-K for the year ended December 31, 2008;

•	EPNG’s Annual Report on Form 10-K for the year ended December 31, 2008;

•	EPNG’s Current Report on Form 8-K filed with the SEC on March 27, 2009;

•	SNG’s Annual Report on Form 10-K for the year ended December 31, 2008;

•	TGP’s Annual Report on Form 10-K for the year ended December 31, 2008; and

•	TGP’s Current Report on Form 8-K filed with the SEC on January 29, 2009.

Documents incorporated by reference are available to you from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

El Paso Corporation
Office of Investor Relations
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
Telephone No.: (713) 420-2600

EL PASO CORPORATION

El Paso is an energy company, originally founded in 1928 in El Paso, Texas, that primarily operates in the natural gas transmission and exploration and production sectors of the energy industry. El Paso’s purpose is to provide natural gas and related energy products in a safe, efficient and dependable manner.

El Paso may offer and sell debt securities, preferred stock, common stock, purchase contracts, warrants and units pursuant to this prospectus.

El Paso is a Delaware corporation with principal executive offices in the El Paso Building, located at 1001 Louisiana Street, Houston, Texas 77002, and El Paso’s telephone number at that address is (713) 420-2600.

COLORADO INTERSTATE GAS COMPANY

CIG is a Delaware general partnership, originally formed in 1927 as a corporation. CIG is owned 60 percent by a wholly owned subsidiary of El Paso and 40 percent by a subsidiary of El Paso Pipeline Partners, L.P., El Paso’s master limited partnership (“MLP”). CIG’s primary business consists of the interstate transportation, storage and processing of natural gas. CIG conducts its business activities through its natural gas pipeline system, storage facilities, processing plants and its 50 percent ownership interest in WYCO Development LLC.

CIIC is a Delaware corporation and a wholly owned finance subsidiary of CIG. CIIC has and will have no assets, operations, revenues or cash flows other than those related to its service as co-issuer of CIG debt securities. CIIC will act as co-issuer of the CIG debt securities, so as to allow institutional investors to invest in the CIG debt securities if they might not otherwise be able to invest in securities issued by a partnership by reason of legal investment laws of their states of organization or their charters. You should not expect CIIC to have the ability to service obligations on the CIG debt securities.

CIG and CIIC may offer and sell only nonconvertible investment grade debt securities pursuant to this prospectus.

The principal executive offices of each of CIG and CIIC are located in the El Paso Building, located at 1001 Louisiana Street, Houston, Texas 77002, and their telephone number at that address is (713) 420-2600.

EL PASO NATURAL GAS COMPANY

EPNG is a Delaware corporation incorporated in 1928 and a wholly owned subsidiary of El Paso. EPNG’s primary business consists of the interstate transportation and storage of natural gas. EPNG conducts its business activities through its natural gas pipeline systems and a storage facility.

EPNG may offer and sell only nonconvertible investment grade debt securities pursuant to this prospectus.

The principal executive offices of EPNG are located in the El Paso Building, located at 1001 Louisiana Street, Houston, Texas 77002, and EPNG’s telephone number at that address is (713) 420-2600.

SOUTHERN NATURAL GAS COMPANY

SNG is a Delaware general partnership, originally formed in 1935 as a corporation. SNG is owned 75 percent by a wholly owned subsidiary of El Paso and 25 percent by a subsidiary El Paso’s MLP. SNG’s primary business consists of the interstate transportation and storage of natural gas. SNG conducts its business through its pipeline system and storage facilities.

SNIC is a Delaware corporation and a wholly owned finance subsidiary of SNG. SNIC has and will have no assets, operations, revenues or cash flows other than those related to its service as co-issuer of SNG debt securities. SNIC will act as co-issuer of the SNG debt securities, so as to allow institutional investors to invest in the SNG debt securities if they might not otherwise be able to invest in securities issued by a partnership by reason of legal investment laws of their states of organization or their charters. You should not expect SNIC to have the ability to service obligations on the SNG debt securities.

SNG and SNIC may offer and sell only nonconvertible investment grade debt securities pursuant to this prospectus.

The principal executive offices of each of SNG and SNIC are located in the El Paso Building, located at 1001 Louisiana Street, Houston, Texas 77002, and their telephone number at that address is (713) 420-2600.

TENNESSEE GAS PIPELINE COMPANY

TGP is a Delaware corporation incorporated in 1947 and a wholly owned subsidiary of El Paso. TGP’s primary business consists of the interstate transportation and storage of natural gas. TGP conducts its business activities through its natural gas pipeline system and storage facilities.

TGP may offer and sell only nonconvertible investment grade debt securities pursuant to this prospectus.

The principal executive offices of TGP are located in the El Paso Building, located at 1001 Louisiana Street, Houston, Texas 77002, and TGP’s telephone number at that address is (713) 420-2600.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in Item 1A. “Risk Factors” in each of our annual reports on Form 10-K for the year ended December 31, 2008, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of El Paso’s common stock or any of our debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to these securities in the prospectus supplement.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes unless we specify otherwise in an applicable prospectus supplement. We may invest any funds we do not require immediately for general corporate purposes in marketable securities and short-term investments.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

The ratio of earnings to combined fixed charges and preferred stock dividends for El Paso for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 is incorporated in this prospectus by reference to Exhibit 12 to El Paso’s 2008 Form 10-K.

The ratio of earnings to fixed charges for each of CIG, EPNG, SNG and TGP for the years ended December 31, 2008, 2007, 2006, 2005, and 2004 is set forth in the table below. Because CIG, EPNG, SNG and TGP may not offer and sell preferred stock pursuant to this prospectus and had no preferred stock outstanding during the periods presented, we do not separately present the ratio of earnings to combined fixed charges and preferred stock dividends for these companies.

	Year Ended December 31,
	2008		2007		2006		2005		2004

Colorado Interstate Gas Company	4.5	x	3.4	x	3.7	x	3.8	x	4.6	x
El Paso Natural Gas Company	3.3	x	3.1	x	3.5	x	2.1	x	2.8	x
Southern Natural Gas Company	4.1	x	4.2	x	3.3	x	3.7	x	3.1	x
Tennessee Gas Pipeline Company	2.3	x	2.8	x	2.5	x	2.3	x	2.1	x

For purposes of this computation for each of CIG, EPNG, SNG and TGP, earnings represents income from continuing operations before income taxes, interest expense, with adjustments to equity earnings to reflect actual distributions from equity investments, amortization of debt costs, and that portion of rental expense which represents an interest factor. Fixed charges means that sum of interest costs, amortization of debt costs, and that portion of rental expense which represents an interest factor.

DESCRIPTION OF EL PASO DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities. The debt securities will be El Paso’s direct general obligations and will be either El Paso’s senior debt securities or El Paso’s subordinated debt securities.

Senior debt securities will be issued under an indenture between El Paso and HSBC Bank USA, National Association (as successor-in-interest to JPMorgan Chase Bank, (formerly The Chase Manhattan Bank)), as indenture trustee, which is called the “senior indenture.” Subordinated debt securities will be issued under a separate indenture to be entered into between El Paso and HSBC Bank USA, National Association, which is called the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called the “indentures,” and the senior debt securities and the subordinated debt securities are called “debt securities.” El Paso and the respective trustee may enter into supplements to the indentures from time to time.

El Paso has not restated these indentures in their entirety in this description. El Paso has filed each of the senior indenture and the form of the subordinated indenture as exhibits to the registration statement of which this prospectus is a part. Please read “Where You Can Find More Information.” We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. Capitalized terms used in the summary have the meanings specified in the indentures.

General

Neither indenture limits the amount of debt securities that El Paso may issue. Debt securities may be issued up to the principal amount authorized by El Paso’s board of directors or a committee thereof from time to time and may be in any currency or currency unit El Paso designates. The senior debt securities will be unsecured and will have the same rank as all of El Paso’s other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. A prospectus supplement and a supplemental indenture (or a resolution of El Paso’s board of directors and accompanying officer’s certificate) relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities and the currency, if other than U.S. dollars, in which such debt securities are denominated;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any provisions relating to the convertibility of exchangeability of the debt securities for other debt securities or equity securities;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate El Paso to repurchase or otherwise redeem some or all of the debt securities;

•	any changes to or additional events of defaults or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	restrictions on the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and

•	any other specific terms of the debt securities.

If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will describe any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If El Paso issues these securities, the prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.

Debt securities of a series may be issued in registered or global form.

Denominations

The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or bearer form of $5,000 each.

Consolidation, Merger or Sale

The indentures generally permit a consolidation or merger between El Paso and another entity. They also permit El Paso to sell all or substantially all of El Paso’s property and assets. If this occurs, the remaining or acquiring entity will assume all of El Paso’s responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures. However, El Paso will consolidate or merge with or into any other entity or sell all or substantially all of El Paso’s assets only according to the terms and conditions of the indentures, as applicable. The remaining or acquiring entity will be substituted for El Paso in each of the indentures with the same effect as if it had been an original party to each of the indentures. After that the successor entity may exercise El Paso’s rights and powers under the indentures, in El Paso’s name or in its own name. Any act or proceeding required or permitted to be done by El Paso’s board or any of El Paso’s officers may be done by the board or officers of the successor entity. If El Paso sells all or substantially all of El Paso’s assets, El Paso will be released from all El Paso’s liabilities and obligations under the indentures and under the debt securities.

Modification of Indenture

Under each of the indentures, El Paso’s rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification, voting as one class. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

Payment and Transfer

Unless El Paso specifies otherwise in a prospectus supplement, El Paso will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. El Paso will make payment on registered securities by check mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If El Paso makes debt securities payments in other forms, El Paso will specify the form and place in a prospectus supplement.

El Paso will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

Global Securities

Each of El Paso, CIG, EPNG, SNG and TGP may issue one or more series of the debt securities pursuant to an indenture or indentures as permanent global debt securities deposited with a depositary. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company (“DTC”) acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., as DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered global security will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of debt securities. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of DTC participants and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of the participants acting on behalf of the beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to El Paso as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC has told El Paso that its practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable issuer of the debt securities or the trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee or the applicable issuer of the debt securities, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable issuer of the debt securities or the trustee. Disbursement of payments from Cede & Co. to direct participants is DTC’s responsibility. Disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

Neither we, any trustee nor any of our or their respective agents, will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

DTC may discontinue providing its services as securities depositary at any time by giving reasonable notice to the applicable issuer of the debt securities or the trustee, as agent. Under such circumstances, we would attempt to obtain a successor securities depositary. If we were unable to obtain a successor depositary, we would issue debt securities in definitive form.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, we would issue debt securities in definitive form.

The information in this section concerning DTC and DTC’s book entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of such information.

Defeasance

Other than as required or deemed required by the Trust Indenture Act, El Paso will be discharged from its obligations on the debt securities of any series at any time if El Paso deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

Events of Default

“Event of default” when used in each of the indentures, will mean any of the following:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay interest on any debt security for 30 days;

•	failure to perform any other covenant in the indenture that continues for 60 days after being given written notice;

•	certain events in El Paso’s bankruptcy, insolvency or reorganization; or

•	any other event of default included in any supplemental indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under either of the indentures. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under each of the indentures at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

General Covenants Applicable to the Debt Securities

Under the indentures, El Paso will:

•	pay the principal of, and interest and any premium on, the debt securities when due;

•	maintain a place of payment;

•	deliver a report to the trustee at the end of each fiscal year reviewing El Paso’s obligations under the applicable indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

Provisions Applicable Only to Senior Debt Securities

Ranking

The senior debt securities will be unsecured and will rank equally with all of El Paso’s other unsecured and unsubordinated debt.

Covenants

See “— Definitions” below for the definitions of certain terms used in this description.

The senior indenture provides that El Paso will not, nor will El Paso permit any restricted subsidiary to, create, assume, incur or suffer to exist any lien upon any principal property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of El Paso’s debt or any other person (other than the senior debt securities issued under the senior indenture), without causing all of the senior debt securities outstanding under the senior indenture to be secured equally and ratably with, or prior to, the new debt so long the new debt is so secured. This restriction does not prohibit El Paso from creating the following:

(i) any lien upon any of El Paso’s property or assets or any restricted subsidiary in existence on the date of the senior indenture or created pursuant to an “after-acquired property” clause or similar term in existence on the date of the senior indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the senior indenture;

(ii) any lien upon any property or assets created at the time of acquisition of such property or assets by El Paso or any of El Paso’s restricted subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year of such acquisition;

(iii) any lien upon any property or assets existing on the property at the time of the acquisition of the property by El Paso or any of El Paso’s restricted subsidiaries (whether or not the obligations secured are assumed by El Paso or any of El Paso’s restricted subsidiaries);

(iv) any lien upon any property or assets of a person existing on the property at the time that person becomes a restricted subsidiary by acquisition, merger or otherwise;

(v) the assumption by El Paso or any of El Paso’s restricted subsidiaries of obligations secured by any lien existing at the time of the acquisition by El Paso or any of El Paso’s restricted subsidiaries of the property or assets subject to such lien or at the time of the acquisition of the person which owns that property or assets;

(vi) any lien on property to secure all or part of the cost of construction or improvements on the property or to secure debt incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

(vii) any lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

(viii) any lien arising from or in connection with a conveyance by El Paso or any of El Paso’s restricted subsidiaries of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

(ix) any lien in favor of El Paso or any of El Paso’s restricted subsidiaries;

(x) any lien created or assumed by El Paso or any of El Paso’s restricted subsidiaries in connection with the issuance of debt the interest on which is excludable from gross income of the holder of such debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by El Paso or any of El Paso’s subsidiaries;

(xi) any lien upon property or assets of any foreign restricted subsidiary to secure debt of that foreign restricted subsidiary;

(xii) permitted liens (as defined below);

(xiii) any lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a lien upon such property or assets permitted by clauses (i) through (xii), inclusive, above; or

(xiv) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any lien, in whole or in part, that is referred to in clauses (i) through (xiii), inclusive, above, or of any debt secured thereby; provided, however, that the principal amount of debt secured shall not exceed the greater of the principal amount of debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

Notwithstanding the foregoing, under the senior indenture, El Paso may, and may permit any restricted subsidiary to, create, assume, incur, or suffer to exist any lien upon any principal property to secure debt of El Paso or any person (other than the senior debt securities) that is not excepted by clauses (i) through (xiv) above without securing the senior debt securities issued under the senior indenture, provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all net sale proceeds from sale-leaseback transactions (excluding sale-leaseback transactions permitted by clauses (i) through (iv), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 15% of consolidated net tangible assets.

The senior indenture also provides that El Paso will not, nor will El Paso permit any restricted subsidiary to, engage in a sale-leaseback transaction, unless: (i) such sale-leaseback transaction occurs within one year from the date of acquisition of the principal property subject thereto or the date of the completion of construction or commencement of full operations on such principal property, whichever is later; (ii) the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; (iii) El Paso or any of El Paso’s restricted subsidiaries would be entitled to incur debt secured by a lien on the principal property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such sale-leaseback transaction without securing the senior debt securities; or (iv) El Paso or any of El Paso’s restricted subsidiaries, within a one-year period after such sale-leaseback transaction, applies or causes to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to (A) the repayment, redemption or retirement of funded debt of El Paso or any such restricted subsidiary, or (B) investment in another principal property.

Notwithstanding the foregoing, under the senior indenture El Paso may, and may permit any restricted subsidiary to, effect any sale-leaseback transaction that is not excepted by clauses (i) through (iv), inclusive, of the above paragraph, provided that the net sale proceeds from such sale-leaseback transaction, together with the aggregate principal amount of outstanding debt (other than the senior debt securities) secured by liens upon principal properties not excepted by clauses (i) through (xiv), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 15% of the consolidated net tangible assets.

Definitions

The following are definitions of some terms used in the above covenant descriptions:

“Consolidated net tangible assets” means, at any date of determination, the total amount of assets after deducting (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of El Paso and its consolidated subsidiaries for El Paso’s most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Debt” means any obligation created or assumed by any person to repay money borrowed and any purchase money obligation created or assumed by such person.

“Funded debt” means all debt maturing one year or more from the date of the creation thereof, all debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Lien” means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

“Permitted liens” means (i) liens upon rights-of-way for pipeline purposes; (ii) any governmental lien, mechanics’, materialmen’s, carriers’ or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction; (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) liens of taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity of which is being contested at the time by El Paso or any subsidiary in good faith; (v) liens of, or to secure performance of, leases; (vi) any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any lien upon property or assets acquired or sold by El Paso or any restricted subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any lien upon any property or assets in accordance with customary banking practice to secure any debt incurred by El Paso or any restricted subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any lien in favor of the U.S. or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any lien securing industrial development, pollution control, or similar revenue bonds.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

“Principal property” means (a) any pipeline assets owned by El Paso or by any of El Paso’s subsidiaries, including any related facilities employed in the transportation, distribution or marketing of natural gas, that are located in the U.S. or Canada, and (b) any processing or manufacturing plant owned or leased by El Paso or any of El Paso’s subsidiaries that is located within the U.S. or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion El Paso’s board of directors, is not material in relation to the activities of El Paso and its subsidiaries as a whole.

“Restricted subsidiary” means any of El Paso’s subsidiaries owning or leasing any principal property.

“Sale-leaseback transaction” means the sale or transfer by El Paso or any of El Paso’s restricted subsidiaries of any principal property to a person (other than El Paso or a subsidiary) and the taking back by El Paso or any of El Paso’s restricted subsidiaries, as the case may be, of a lease of such principal property.

Provisions Applicable Only to Subordinated Debt Securities

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness.

In addition, claims of El Paso’s subsidiaries’ creditors and preferred stockholders generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of El Paso’s creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred stockholders of El Paso’s subsidiaries.

The subordinated indenture defines “senior indebtedness” to mean the principal of, premium, if any, and interest on:

•	all indebtedness for money borrowed by El Paso other than the subordinated debt securities, unless the indebtedness is by its terms expressly stated to be not superior in right of payment, or to rank pari passu with, the subordinated debt securities; and

•	any deferrals, renewals or extensions of any senior indebtedness.

However, the term “senior indebtedness” will not include:

•	any of El Paso’s obligations to El Paso’s subsidiaries;

•	any liability for Federal, state, local or other taxes owed or owing by El Paso;

•	any accounts payable or other liability to trade creditors, arising in the ordinary course of business, including guarantees of, or instruments evidencing, such liabilities;

•	any indebtedness, guarantee or obligation of El Paso which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of El Paso, including any senior subordinated indebtedness and any subordinated obligations;

•	any obligations with respect to any capital stock; or

•	any indebtedness incurred in violation of the subordinated indenture.

There is no limitation on El Paso’s ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture. The subordinated debt securities will rank equally with El Paso’s other subordinated indebtedness.

Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid when due; or

•	any other default on senior indebtedness occurs and the maturity of that senior indebtedness is accelerated in accordance with its terms,

unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

El Paso may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to El Paso and the trustee.

If a default on senior indebtedness occurs that could result in the acceleration of the maturity of that senior indebtedness immediately without further notice (other than notice to effect the acceleration) or the expiration of any grace periods, the representatives of the holders of that senior indebtedness may notify El Paso and the trustee in writing of the default and specify an election to make a payment blockage. In this event, El Paso may not pay the subordinated debt securities for 179 days after receipt of that notice of such default unless

•	the person who gave such notice gives written notice to the trustee and to El Paso terminating the period of non-payment,

•	the senior indebtedness is paid in full, or

•	the default that caused such notice is no longer continuing.

If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179 day period, El Paso may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period.

In the event El Paso pays or distributes El Paso’s assets to creditors upon a total or partial liquidation or dissolution of El Paso, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to El Paso or El Paso’s property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment of principal of or interest on or other amounts payable with respect to subordinated debt securities. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness, except that holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to at least the same extent as the subordinated debt securities and do not provide for the payment of principal prior to the stated maturity of all senior indebtedness.

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either El Paso or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. El Paso may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, El Paso may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, El Paso’s creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, El Paso’s creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It is important to keep this in mind if you decide to hold El Paso’s subordinated debt securities.

DESCRIPTION OF EL PASO CAPITAL STOCK

The statements under this caption are brief summaries and are subject to, and are qualified in their entirety by reference to, the more complete descriptions contained in (1) El Paso’s Second Amended and Restated Certificate of Incorporation, which includes the Certificate of Designations relating to El Paso’s convertible perpetual preferred stock (the “charter” ), copies of which are available upon request to El Paso, and (2) the certificate of designation relating to each series of preferred stock, which will be filed with the SEC in connection with an offering of such series of preferred stock. Please read “Where You Can Find More Information.”

General

El Paso is currently authorized by El Paso’s charter to issue up to 1,500,000,000 shares of common stock having a par value of $3.00 per share and up to 50,000,000 shares of preferred stock having a par value of $0.01 per share. As of March 23, 2009, there were 698,625,911 shares of common stock and 750,000 shares of 4.99% Convertible Perpetual Preferred Stock issued and outstanding.

Common Stock

El Paso is currently authorized by El Paso’s charter to issue up to 1,500,000,000 shares of common stock. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of common stock do not have the right to cumulate votes in the election of directors. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably dividends which are declared by El Paso’s board of directors out of funds legally available for such a purpose. In the event of El Paso’s liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The common stock is not redeemable. All of the outstanding shares of common stock are fully paid and nonassessable upon issuance against full payment of the purchase price.

Preferred Stock

El Paso’s board of directors, without any further action by El Paso’s stockholders, is authorized to issue up to 50,000,000 shares of preferred stock and to divide the preferred stock into one or more series. El Paso’s board of directors will fix by resolution or resolutions any of the designations, powers, preferences and rights, and the qualifications, limitations, or restrictions of the shares of each such series, including, but not limited to, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences, and the number of shares constituting each such series. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of El Paso. Preferred stock, upon issuance against full payment of the purchase price therefore, will be fully paid and nonassessable. The specific terms of a particular series of preferred stock will be described in the certificate of designation relating to that series. The description of preferred stock set forth below does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the particular series of preferred stock.

The designations, powers, preferences and rights, and the qualifications, limitations, or restrictions, of preferred stock of each series will be fixed by the certificate of designation relating to such series. The certificate of designation relating to each series will specify the terms of the preferred stock as follows:

•	the number of shares to constitute each series and the distinctive designation of the series;

•	the annual dividend rate, if any, on shares of each series, whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

•	the purchase price and terms and conditions of the shares of each series, including the time during which shares of each series may be redeemed and any accumulated dividends that the holders of shares of each series shall be entitled to receive upon the redemption of the shares;

•	the liquidation preference, if any, and any accumulated dividends thereon, that the holders of shares of each series shall be entitled to receive upon the liquidation, dissolution or winding up of the affairs of El Paso;

•	whether or not the shares of each series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relating to the operation of such fund;

•	the terms and conditions, if any, on which the shares of each series shall be convertible into, or exchangeable for, debt securities, shares of any other class or classes of El Paso’s capital stock, or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•	the voting rights, if any, on the shares of each series; and

•	any or all other preferences and relative, participating, operational, or other special rights, qualifications, limitations, or restrictions on each series.

As of the date of this prospectus, 750,000 shares of 4.99% Convertible Perpetual Preferred Stock are outstanding. A summary description of the 4.99% Convertible Perpetual Preferred Stock is set forth below. You should refer to the full text of the certificate of designation for a more complete description.

Convertible Perpetual Preferred Stock

In April 2005, El Paso issued 750,000 shares of convertible perpetual preferred stock. Cash dividends on the preferred stock are paid quarterly at the rate of 4.99% per year. The terms of El Paso’s preferred stock prohibit the payment of dividends on El Paso’s common stock unless El Paso has paid or set apart for payment all accumulated and unpaid dividends on such preferred stock for all preceding dividend periods.

Each share of the preferred stock is convertible at the holder’s option, at any time, into 77.0598 shares of El Paso’s common stock as of March 23, 2009, subject to adjustment under certain conditions. This conversion rate represents an equivalent conversion price of approximately $12.98 per share. This conversion rate is subject to adjustment based on certain events which include, but are not limited to, fundamental changes in El Paso’s business such as mergers or business combinations, as well as distributions of El Paso’s common stock or payments of dividends on El Paso’s common stock in excess of a specified amount. El Paso will be able to cause the preferred stock to be converted into common stock after five years if El Paso’s common stock is trading at a premium of 130% to the conversion price.

The amount payable on shares of convertible perpetual preferred stock in the event of a liquidation, dissolution or winding up of the affairs of El Paso is $1,000 per share, together with accrued and unpaid dividends to the date of payment. These dividend and liquidation rights are senior to the dividend and liquidation rights of the El Paso common stock.

Certain Anti-Takeover Matters

General

El Paso’s charter and by-laws contain the following additional provisions, some of which are intended to enhance the likelihood of continuity and stability in the composition of El Paso’s board of directors and in the policies formulated by El Paso’s board of directors. In addition, some provisions of the Delaware General Corporation Law, if applicable to us, may hinder or delay an attempted takeover without prior approval of El Paso’s board of directors. Provisions of the Delaware General Corporation Law, or the DGCL, and of El Paso’s charter and by-laws could discourage attempts to acquire us or remove incumbent management even if some or a majority of El Paso’s stockholders believe this action is in their best interest. These provisions could, therefore, prevent stockholders from receiving a premium over the market price for the shares of common stock they hold.

Call of Special Meetings

El Paso’s by-laws provide that special meetings of El Paso’s stockholders may be called only by a majority of the board of directors, the Chairman of the Board, the Chief Executive Officer or, the President or, subject to certain conditions, upon request of eligible stockholders who own at least 25% of El Paso’s outstanding common stock.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless El Paso’s charter provides otherwise. El Paso’s charter does not expressly provide for cumulative voting. Under cumulative voting, a majority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Advanced Notice Requirements for Stockholder Proposals and Director Nominations

El Paso’s by-laws provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder’s notice must be received by El Paso’s corporate secretary at El Paso’s principal executive offices not earlier than 120 days nor later than 90 days prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be received by the secretary not earlier than 120 days prior to such annual meeting and not later than 90 days prior to such annual meeting, or if later, the 10th day following the day on which public announcement of the date of such meeting is first made. El Paso’s by-laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of El Paso

No Stockholder Action by Written Consent

El Paso’s charter prohibits the taking of any action by written stockholder consent in lieu of a meeting.

Section 203 of the DGCL

El Paso is a Delaware corporation subject to Section 203 of the DGCL. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to such date, either the business combination or such transaction which resulted in the stockholder becoming an interested stockholder is approved by the board of directors of the corporation, (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (3) on or after such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or, within three years, did own, 15% or more of the corporation’s outstanding voting stock.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for El Paso’s common stock and El Paso’s 4.99% Convertible Perpetual Preferred Stock.

DESCRIPTION OF EL PASO PURCHASE CONTRACTS

El Paso may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by El Paso or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate El Paso to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. El Paso may, however, satisfy El Paso’s obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require El Paso to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. El Paso’s obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under one of the indentures.

DESCRIPTION OF EL PASO WARRANTS

El Paso may issue warrants to purchase debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between El Paso and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF EL PASO UNITS

As specified in the applicable prospectus supplement, El Paso may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of any of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF CIG DEBT SECURITIES

The following description of the terms of the CIG debt securities sets forth general terms that may apply to the CIG debt securities. The particular terms of any CIG debt securities will be described in the prospectus supplement relating to those debt securities. The CIG debt securities will be CIG and CIIC’s direct, unsecured and unsubordinated general obligations.

CIG may issue debt securities in one or more series, and CIIC may be a co-issuer of one or more series of debt securities. CIIC was incorporated under the laws of the State of Delaware in October 2007, is wholly-owned by CIG, and has no material assets or any liabilities other than as a co-issuer of CIG debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto.

The CIG debt securities will be issued under an indenture, dated as of June 27, 1997, between CIG, CIIC and The Bank of New York Mellon Trust Company, N.A. (formerly named The Bank of New York Trust Company, N.A.), successor in interest to Harris Trust and Savings Bank, as indenture trustee (the “CIG trustee”) (as supplemented, the “CIG indenture”).

CIG and CIIC have not restated the CIG indenture in its entirety in this description. The CIG indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Please read “Where You Can Find More Information.” You are urged to read the CIG indenture, because it, and not this description, controls your rights as holders of the CIG debt securities. The following description of the CIG indenture is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the CIG indenture. Certain capitalized terms used in this summary description are defined below under “— Definitions.”

General

The CIG debt securities will be CIG and CIIC’s direct, unsecured obligations and will rank equally with all of CIG and CIIC’s other senior and unsubordinated indebtedness.

A prospectus supplement and a supplemental indenture relating to any series of CIG debt securities being offered will include specific terms relating to the offered CIG debt securities. These terms will include some or all of the following:

•	the title of the CIG debt securities;

•	any limit upon the aggregate principal amount of the CIG debt securities which may be authenticated and delivered;

•	the dates on which the principal of the CIG debt securities will be payable and the terms on which any such maturity date may be extended, and the rights, if any, of the CIG debt securities holders to require payment of the CIG debt securities;

•	the rate or rates at which the CIG debt securities shall bear interest, if any (whether floating or fixed), the provisions, if any, for determining such interest rate or rates and adjustments thereto, the date or dates from which such interest shall accrue, the provisions, if any, for determining such date or dates, the interest payment dates therefor and the regular record dates (if different from those provided in the CIG indenture) for the determination of holders of CIG debt securities to whom interest is payable and the basis upon which interest, if any, shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of and interest on CIG debt securities shall be payable (if other than as provided in the CIG indenture), where CIG debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon CIG in respect of CIG debt securities and the CIG indenture may be served;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which the CIG debt securities may be redeemed, in whole or in part, at the option of CIG, pursuant to a sinking fund or otherwise;

•	the obligation, if any, of CIG to redeem, purchase or repay CIG debt securities, in whole or in part, pursuant to a sinking fund or otherwise or at the option of a holder thereof, and the price or prices at which, the period or periods within which and the terms and conditions upon which such redemption, purchase or repayment shall be made;

•	any deletions from, modifications of or additions to the Events of Default (defined below) or the covenants or obligations provided for in the CIG indenture;

•	if less than 100% of the principal amount of the CIG debt securities is payable on acceleration, a schedule of or the manner of computing the amounts which are so payable from time to time;

•	the form of the CIG debt securities (which may be, but which need not be, consistent with the form set forth in the CIG indenture), including whether the CIG debt securities shall be issued in whole or in part in the form of one or more global securities and, in such case, the depository with respect to such global security or securities and the circumstances under which any global security may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than such depository or its nominee, if other than as set forth in the CIG indenture;

•	if other than United States dollars, the currency(ies) in which payment of the principal of or interest, if any, on the CIG debt securities shall be payable;

•	if the principal of or interest, if any, on CIG debt securities is to be payable, at the election of CIG or a holder thereof, in a currency or currencies other than that in which the CIG debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•	if the amount of payments of principal of or interest, if any, on the CIG debt securities may be determined with reference to an index based on a currency or currencies other than that in which the CIG debt securities are stated to be payable, the manner in which such amounts shall be determined;

•	whether and under what circumstances CIG will pay any additional amounts on the CIG debt securities in respect of any tax, assessment or governmental charge and, if so, whether CIG will have the option to redeem the CIG debt securities in lieu of making such payment;

•	any provision relating to the issuing of the CIG debt securities as original issue discount securities (including, without limitation, the issue price thereof, the rate or rates at which such original issue discount shall accrue, if any, and the date or dates from or to which, or period or periods during which, such original issue discount shall accrue at such rate or rates);

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which CIG debt securities shall be issued; and

•	any other terms of the CIG debt securities.

The CIG indenture does not limit the amount of CIG debt securities that may be issued thereunder. The CIG indenture allows CIG debt securities to be issued from time to time in one or more series up to the principal amount that CIG may authorize and may be in any currency or currency unit CIG designates.

CIG debt securities of a series may be issued in registered form without coupons.

Denominations

The prospectus supplement for each issuance of CIG debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000.

Consolidation, Merger or Sale

Under the CIG indenture, CIG may not consolidate with or merge with or into any other person or transfer all or substantially all of CIG’s properties and assets as an entirety to any person, unless:

•	either CIG is the continuing person, or the person (if other than CIG) formed by such consolidation or into which CIG is merged or to which all or substantially all of CIG’s properties and assets as an entirety are transferred is a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the CIG trustee, in form satisfactory to the CIG trustee, all of CIG’s obligations under each series of CIG debt securities and the CIG indenture;

•	immediately before and immediately after giving effect to such transaction, no Event of Default (defined below) and no event which, after notice or passage of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	CIG has delivered to the CIG trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this covenant and that all conditions precedent in the CIG indenture relating to such transactions have been complied with.

Notwithstanding the foregoing, any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to, CIG or any other Subsidiary or Subsidiaries.

Modification of CIG Indenture

Without the consent of any holder, CIG and the CIG trustee may amend or supplement the CIG indenture to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the CIG indenture in the case of the merger, consolidation or sale or other disposition of all or substantially all of CIG’s assets;

•	provide for uncertificated CIG debt securities in addition to or in place of certificated CIG debt securities;

•	secure CIG debt securities pursuant to the requirements under the CIG indenture;

•	make any change that does not adversely affect the rights of any holder of CIG debt securities in any material respect;

•	provide for the issuance and the terms of any particular series of CIG debt securities;

•	provide for a separate trustee for additional series of CIG debt securities; and

•	add a corporate co-issuer party to the CIG Indenture and each series of CIG debt securities.

CIG and the CIG trustee may amend or supplement the CIG indenture or the CIG debt securities with the written consent of the holders of at least a majority in principal amount of all series of CIG debt securities affected thereby (voting as a single class). These changes must comply with the Trust Indenture Act of 1939. In addition, notwithstanding the above, without the consent of each holder of CIG debt securities affected, CIG may not:

•	reduce the percentage of principal amount of outstanding CIG debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest, on any outstanding CIG debt securities;

•	reduce the principal of or change the fixed maturity of any outstanding CIG debt securities or alter the premium payable upon its redemption;

•	make any outstanding CIG debt securities payable in money other than that stated in the CIG debt securities;

•	impair the right of any holder to receive payment of principal of and interest on any outstanding CIG debt securities or institute suit for the enforcement of any such payment;

•	make any change in the percentage of principal amount of CIG debt securities necessary to waive compliance with certain provisions of the CIG indenture; or

•	waive a continuing default in the payment of principal of or interest on the outstanding CIG debt securities.

Holders of not less than a majority in principal amount of the outstanding CIG debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by CIG with any provision of the CIG indenture relating to such CIG debt securities (subject to the immediately preceding sentence); provided, that only the holders of a majority in principal amount of CIG debt securities of a particular series may waive compliance with a provision of the CIG indenture or the CIG debt securities of such series having applicability solely to such series.

Events of Default

Each of the following constitutes an “Event of Default” with respect to the CIG debt securities:

•	default in payment of the principal of the CIG debt securities when due at maturity or otherwise;

•	default for 30 days in the payment when due of interest on the CIG debt securities;

•	failure for 60 days after receipt of notice from the CIG trustee or the holders to comply with any other term, covenant or warranty in the CIG indenture or the CIG debt securities;

•	certain specified events of bankruptcy, insolvency or reorganization with respect to CIG;

If an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) occurs and is continuing, the CIG trustee or the holders of at least 25% in aggregate principal amount of the affected CIG debt securities then outstanding, by written notice to CIG (and to the CIG trustee if such notice is given by the holders) may, and the CIG trustee at the request of such holders shall, declare the entire principal of and accrued and unpaid interest, if any, on the CIG debt securities to be immediately due and payable. The CIG indenture provides that if an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the entire principal of and accrued and unpaid interest, if any, on the CIG debt securities will be immediately due and payable without any declaration or other act on the part of the CIG trustee or the holders of any CIG debt securities. However, the effect of such provision may be limited by applicable law. Acceleration of the CIG debt securities may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the CIG debt securities) may be waived by the holders of a majority in principal amount of the CIG debt securities then outstanding upon the conditions provided in the CIG indenture.

Covenants

Under the CIG indenture, CIG will:

•	pay the principal of, and interest and any premium on, the CIG debt securities when due;

•	maintain an office or agency where CIG debt securities may be surrendered for registration of transfer or exchange or for presentation for payment;

•	preserve and keep in full force and effect its legal existence and the rights (charter and statutory) and material franchises of CIG;

•	not adopt a plan of liquidation which provides for, contemplates or the effectuation of which is preceded by (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of CIG otherwise than substantially as an entirety pursuant to Article 5 of the CIG indenture and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of CIG to the holders of capital stock of CIG, unless CIG shall in connection with the adoption of such plan make provisions for, or agree that prior to making any liquidating distributions it will make provisions for, the satisfaction of the CIG’s obligations under the CIG indenture and under the CIG debt securities as to the payment of principal and interest;

•	deliver a report to the CIG trustee at the end of each fiscal quarter reviewing CIG’s obligations under the indenture and file with the CIG trustee copies of annual, quarterly and other reports and information which CIG is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Limitation on Liens.  CIG will not incur, create, assume or otherwise become liable with respect to any CIG Indebtedness secured by a lien, or guarantee any CIG Indebtedness with a guarantee which is secured by a lien, on any Principal Domestic Property of CIG or any shares of stock or CIG Indebtedness of any Significant Subsidiary, without effectively providing that the CIG debt securities (together with, if CIG shall so determine, any other CIG Indebtedness then existing or thereafter created ranking equally with the CIG debt securities) shall be secured equally and ratably with (or, at CIG’s option, prior to) such CIG secured indebtedness, so long as such CIG secured indebtedness shall be so secured; provided, however, that this covenant will not apply to CIG Indebtedness secured by:

(a) Liens existing on the date of the CIG indenture;

(b) Liens in favor of governmental bodies to secure progress, advance or other payments;

(c) Liens existing on property, shares of stock or CIG Indebtedness at the time of acquisition thereof (including acquisition through lease, merger or consolidation) or liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any CIG Indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or CIG Indebtedness for the purpose of financing all or any part of the purchase price thereof;

(d) Liens securing CIG Indebtedness in an aggregate amount which, at the time of incurrence and together with all outstanding Attributable Debt in respect of Sale and Leaseback Transactions permitted by clause (y) in the “Limitation on Sale-Leaseback Transactions” covenant, does not exceed ten percent of the Consolidated Net Tangible Assets of CIG;

(e) Liens securing CIG Indebtedness other than Funded Debt; and

(f) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any liens referred to in the foregoing clauses (a) through (e) inclusive; provided that such extension, renewal or replacement of such lien is limited to all or any part of the same property, shares of stock or CIG Indebtedness that secured the lien extended, renewed or replaced (plus improvements on such property), and that such secured indebtedness at such time is not increased.

Limitation on Sale-Leaseback Transactions.  CIG will not sell or transfer any of CIG’s Principal Domestic Property, with CIG taking back a lease of such Principal Domestic Property of CIG (a “Sale and Leaseback Transaction”), unless:

(1) such Principal Domestic Property of CIG is sold within 360 days from the date of acquisition of such Principal Domestic Property of CIG or the date of the completion of construction or commencement of full operations of such Principal Domestic Property of CIG, whichever is later, or

(2) CIG, within 120 days after such sale, applies or causes to be applied to the retirement of Funded Debt of CIG or any CIG Subsidiary (other than Funded Debt of CIG which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the CIG debt securities) an amount not less than the greater of (A) the net proceeds of the sale of such Principal Domestic Property of CIG or (B) the fair value (as determined in any manner approved by the CIG Board of Directors) of such Principal Domestic Property of CIG.

The provisions of this covenant shall not prevent a Sale and Leaseback Transaction (x) if the lease entered into by CIG in connection therewith is for a period, including renewals, of not more than 36 months or (y) if CIG would, at the time of entering into such Sale and Leaseback Transaction, be entitled, without equally and ratably securing the CIG debt securities, to create or assume a lien on such Principal Domestic Property of CIG securing CIG indebtedness in an amount at least equal to the Attributable Debt in respect of such Sale and Leaseback Transaction pursuant to clause (d) above in the “Limitation on Liens” covenant.

Discharge and Defeasance

CIG may terminate its obligations under the CIG debt securities and the CIG indenture, at any time, (a) by delivering all outstanding CIG debt securities to the CIG trustee for cancellation and paying any other sums payable by us under such CIG debt securities and the CIG indenture with respect to the CIG debt securities, or (b) after giving notice to the CIG trustee of CIG’s intention to defease all of the CIG debt securities by irrevocably depositing with the CIG trustee or a paying agent (other than CIG or a CIG Subsidiary) (1) in the case of any CIG debt securities denominated in U.S. dollars, cash or U.S. Government Obligations sufficient to pay all principal of and interest on such CIG debt securities and (2) in the case of any CIG debt securities denominated in any currency other than U.S. dollars, an amount of the Required Currency (as defined in the CIG indenture) sufficient to pay all principal of and interest on such CIG debt securities; provided that if such irrevocable deposit pursuant to (b) above is made on or prior to one year from the Stated Maturity for payment of principal of such CIG debt securities, CIG shall have delivered to the CIG trustee either an opinion of counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that holders of the CIG debt securities (1) will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit (and the defeasance contemplated in connection therewith) and (2) will be subject to Federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred.

Methods of Receiving Payments on the CIG Debt Securities

CIG will make payments on the CIG debt securities at the office or agency of the paying agent and registrar within the City and State of New York, unless CIG elects to make interest payments by check mailed to you at your addresses set forth in the register of holders. The CIG trustee will initially act as paying agent and registrar. CIG may change the paying agent or registrar without prior notice to you, and CIG may act as paying agent or registrar. However, CIG will at all times, maintain an office or agency in The City of New York where the CIG debt securities may be presented for payment and where CIG will be required to make such payment in the event of such presentation.

Global Securities

CIG may issue one or more series of CIG debt securities as permanent global debt securities deposited with a depositary. See “Description of El Paso Debt Securities — Global Securities.”

Definitions

The following are definitions of certain terms used in this summary description of the CIG debt securities:

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of CIG be extended).

“CIG Indebtedness” means (1) any liability of any person (a) for borrowed money, (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, or (c) for the payment of money relating to a Capitalized Lease Obligation (as defined in the CIG indenture); (2) any guarantee by any person of any liability of others described in the preceding clause (1); and (3) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (1) and (2) above.

“Consolidated Net Tangible Assets” will mean the total assets appearing on a consolidated balance sheet of CIG and its Subsidiaries, less, without duplication, (1) current liabilities; (2) reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined; (3) all intangible assets; and (4) deferred income tax assets.

“Funded Debt” will mean all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such Indebtedness may also conform to the definition of Short-Term Borrowing (as defined in the CIG Indenture).

“Principal Domestic Property of CIG” will mean any property, plant, equipment or facility of CIG which is located in the United States or any territory or political subdivision thereof, except any property which the Board of Directors or management of CIG shall determine to be not material to the business or operations of CIG and its subsidiaries, taken as a whole.

“Significant Subsidiary” will mean a CIG Subsidiary, including its Subsidiaries, which meets any of the following conditions:

(a) CIG’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of CIG and its Subsidiaries consolidated as of the end of any two of the three most a recently completed fiscal years;

(b) CIG’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary exceeds 10 percent of the total assets of CIG and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

(c) CIG’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of CIG and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.

“Stated Maturity” when used with respect to any security or any installment of interest thereon means the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

“Subsidiary” will mean (1) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by CIG, by CIG and a Subsidiary (or Subsidiaries) of CIG or by a Subsidiary (or Subsidiaries) of CIG; or (2) any person (other than a corporation) in which CIG, a Subsidiary (or Subsidiaries) of CIG or CIG and a Subsidiary (or Subsidiaries) of CIG, directly or indirectly, at the date of determination thereof has at least majority ownership interest; provided that no corporation shall be deemed a Subsidiary until CIG, a Subsidiary (or Subsidiaries) of CIG or CIG and a Subsidiary (or Subsidiaries) of CIG acquires more than 50% of the outstanding voting stock thereof and has elected a majority of its board of directors.

No Personal Liability of Partners, Officers, Directors, Employees or Stockholders

No general partner of CIG shall be liable for any of the obligations of CIG or CIIC under the CIG indenture or the CIG debt securities. No director, officer, employee, stockholder, member, manager, limited partner or other holder of the equity securities, as such, of CIG, CIIC, any general partner of CIG or any affiliates of any such person will have any personal liability in respect of CIG’s or CIIC’s obligations under the CIG indenture or the CIG debt securities by reason of his, her or its status as such.

Governing Law

The CIG indenture provides that the CIG indenture and the CIG debt securities will be governed by the law of the State of New York without regard to principles of conflicts of law.

DESCRIPTION OF EPNG DEBT SECURITIES

The following description of the terms of the EPNG debt securities sets forth general terms that may apply to the EPNG debt securities. The particular terms of any EPNG debt securities will be described in the prospectus supplement relating to those debt securities. The EPNG debt securities will be EPNG’s direct, unsecured and unsubordinated general obligations.

The EPNG debt securities will be issued under an indenture, dated as of November 13, 1996, between EPNG and Wilmington Trust Company, as successor in interest to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as indenture trustee (“EPNG trustee”) (as so supplemented, the “EPNG indenture”).

EPNG has not restated the EPNG indenture in its entirety in this description. The EPNG indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Please read “Where You Can Find More Information.” You are urged to read the EPNG indenture, because it, and not this description, controls your rights as holders of the EPNG debt securities. The following description of the EPNG indenture is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the EPNG indenture. Certain capitalized terms used in this summary description are defined below under “ — Definitions.”

General

The EPNG debt securities will be EPNG’s direct, unsecured obligations and will rank equally with all of EPNG’s other senior and unsubordinated debt.

A prospectus supplement and a supplemental indenture relating to any series of EPNG debt securities being offered will include specific terms relating to the offered EPNG debt securities. These terms will include some or all of the following:

•	the title of EPNG debt securities;

•	any limit upon the aggregate principal amount of the EPNG debt securities which may be authenticated and delivered under the EPNG indenture;

•	the person to whom any interest on the EPNG debt securities shall be payable, if other than the person in whose name that EPNG debt securities (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of the EPNG debt securities is payable or the method of determination thereof;

•	the rate or rates at which the EPNG debt securities shall bear interest, if any, or the method of determination thereof, the date or dates from which such interest shall accrue, or the method of determination thereof, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date;

•	the place or places where, subject to the EPNG indenture, the principal of and any premium and interest on EPNG debt securities shall be payable, EPNG debt securities may be surrendered for registration of transfer, EPNG debt securities may be surrendered for exchange and notices, and demands to or upon EPNG in respect of the EPNG debt securities and the EPNG indenture may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which EPNG debt securities may be redeemed, in whole or in part, at the option of EPNG;

•	the obligation, if any, of EPNG to redeem or purchase EPNG debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which EPNG debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which EPNG debt securities shall be issuable;

•	whether payment of principal of and premium, if any, and interest, if any, on the EPNG debt securities shall be without deduction for taxes, assessments or governmental charges paid by holders of the series;

•	the currency, currencies or currency units in which payment of the principal of and any premium and interest on any EPNG debt securities shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America;

•	if the amount of payments of principal of or any premium or interest on any EPNG debt securities may be determined with reference to an index, the manner in which such amounts shall be determined;

•	if the principal of or any premium or interest on any EPNG debt securities is to be payable, at the election of the EPNG or a holder thereof, in one or more currencies or currency units other than that or those in which the EPNG debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on EPNG debt securities as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

•	if other than the principal amount thereof, the portion of the principal amount of EPNG debt securities which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the EPNG indenture or the method of determination thereof;

•	if and as applicable, that the EPNG debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositary or depositaries for such global security or global securities and any circumstances other than those set forth in the EPNG indenture in which any such global security may be transferred to, and registered and exchanged for securities registered in the name of, a person other than the depositary for such global security or a nominee thereof and in which any such transfer may be registered;

•	any deletions from, modifications of or additions to the Events of Default (described below) or the covenants of EPNG set forth in the EPNG indenture pertaining to the EPNG debt securities;

•	the means of defeasance or covenant defeasance as may be specified for the EPNG debt securities;

•	if other than the EPNG trustee, the identity of the security registrar and any paying agent; and

•	any other terms of the EPNG debt securities.

The EPNG indenture does not limit the amount of EPNG debt securities that may be issued. The EPNG indenture allows EPNG debt securities to be issued up to the principal amount that EPNG may authorize and may be in any currency or currency unit EPNG designates.

EPNG debt securities of a series shall be issued in registered form without coupons.

Denominations

The prospectus supplement for each issuance of EPNG debt securities will state whether the securities will be issued in registered form of $1,000 each or integral multiples of $1,000.

Consolidation, Merger or Sale

Under the EPNG indenture, EPNG may not consolidate with or merge into any other person or entity or sell, lease or transfer all or substantially all of EPNG’s properties and assets to any other person or entity unless:

•	in the case of a merger, EPNG is the surviving entity, or the entity formed by the consolidation or into which EPNG is merged expressly assumes, by execution and delivery to the EPNG trustee of a supplemental indenture, the due and punctual payment of the principal, any premium and interest on the debt securities and the performance of every covenant and condition in the EPNG indenture;

•	in the case of the sale, lease or transfer of all or substantially all of EPNG’s properties and assets, the person or entity which acquires EPNG’s properties and assets expressly assumes, by execution and delivery to the EPNG trustee of a supplemental indenture, the due and punctual payment of the principal, any premium and interest on the debt securities and the performance of every covenant and condition in the indenture;

•	immediately after giving effect to the transaction, no default or event of default under the EPNG indenture exists; and

•	EPNG has delivered to the EPNG trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, sale, transfer or lease and the supplemental indenture required in connection with the transaction comply with the terms of the EPNG indenture and that EPNG has complied with all conditions precedent.

After any consolidation or merger or any sale, lease or transfer of EPNG’s properties and assets, the successor person or entity formed by such consolidation or into which EPNG is merged or to which such sale, lease or transfer is made shall succeed to and be substituted for EPNG under the EPNG indenture as if the successor person or entity had been originally named in the EPNG indenture and may exercise every one of EPNG’s rights and powers under the EPNG indenture. Thereafter, except in the case of a lease, EPNG shall be relieved of all obligations and covenants under the EPNG indenture and the EPNG debt securities.

Modification of Indenture

At any time and without the consent of the holders of the EPNG debt securities, EPNG and the EPNG trustee may modify the EPNG indenture and enter into one or more supplemental indentures for any of the following purposes:

•	to secure the EPNG debt securities;

•	to evidence the succession of another person or entity under the EPNG indenture and the assumption by the succeeding person or entity of EPNG’s covenants and EPNG’s debt securities;

•	to add to EPNG’s covenants or events of default for the benefit of the holders of the EPNG debt securities or to surrender any of EPNG’s rights and powers under the EPNG indenture;

•	to add to, change or eliminate any of the provisions of the EPNG indenture provided there is no outstanding security entitled to the benefit of such provision;

•	to establish the general forms and terms of securities of any series as permitted under the EPNG indenture;

•	to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision; to comply with any applicable mandatory provisions of law, provided that any such actions shall not materially adversely affect the interest of the holders of the EPNG debt securities;

•	to evidence and provide for the acceptance of the appointment of a successor trustee and to add to or change any provisions necessary to provide for or facilitate the administration of the trusts by more than one trustee; and

•	to modify, eliminate or add to the provisions of the EPNG indenture to the extent necessary to comply with the Trust Indenture Act.

With the consent of the holders of a majority in aggregate principal amount of the outstanding EPNG debt securities, EPNG and the EPNG trustee may add, change or eliminate any provision of the EPNG indenture or modify in any manner the rights of the holders of the EPNG debt securities; provided, however, EPNG and the EPNG trustee may not, without the consent of each holder of the EPNG debt securities:

•	change the stated maturity of the principal of, or any installment of principal or interest on, the EPNG debt securities, or reduce the principal amount of, the premium on or the rate of interest on the EPNG debt securities;

•	reduce the percentage in principal amount of the EPNG debt securities required to consent to any supplemental indenture or waive compliance with the EPNG indenture or waive defaults under it;

•	change EPNG’s obligation to maintain an office or agency as specified in the EPNG indenture; or

•	modify any provisions of the EPNG indenture governing modifications, waiver of past defaults and waiver of certain covenants, except to increase any percentages required under such provisions or to provide that other provisions of the EPNG indenture cannot be modified without the consent of each holder of the EPNG debt securities.

Events of Default

“Event of default” when used in the EPNG indenture, means any of the following with respect to the EPNG debt securities:

•	failure to pay the principal of or any premium on any EPNG debt security when due;

•	failure to pay interest on any EPNG debt security for 30 days;

•	failure to perform any other covenant in the EPNG indenture that continues for 60 days after being given written notice;

•	if EPNG commences a voluntary case in bankruptcy, consent to the entry of any order of relief against EPNG in an involuntary bankruptcy case, consent to the appointment of a custodian over EPNG or all or substantially all of EPNG’s assets or make a general assignment for the benefit of creditors; or

•	if a court of competent jurisdiction enters a bankruptcy order either for relief against EPNG in an involuntary case, or appointing a custodian over EPNG or all or substantially all of EPNG’s assets, or ordering EPNG’s liquidation; and the order or decree remains unstayed and in effect for 90 days.

An event of default for one series of the EPNG debt securities does not necessarily constitute an event of default for any other series of EPNG debt securities issued under the EPNG indenture. The EPNG trustee may withhold notice to the holders of the EPNG debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of the EPNG debt securities occurs and continues, the EPNG trustee or the holders of at least 25% in the aggregate principal amount of the EPNG debt securities of the series may declare the entire principal of the EPNG debt securities to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the EPNG debt securities can void the declaration.

Other than its duties in the case of a default, the EPNG trustee is not obligated to exercise any of its rights or powers under the EPNG indenture at the request, order or direction of any holders, unless the holders offer the EPNG trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of the EPNG debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the EPNG trustee, or exercising any power conferred upon the EPNG trustee, for any series of the EPNG debt securities.

Covenants

Under the EPNG indenture, EPNG will:

•	pay the principal of, and interest and any premium on, the EPNG debt securities when due;

•	maintain a place of payment;

•	deliver a report to the EPNG trustee at the end of each fiscal year reviewing EPNG’s obligations under the EPNG indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Limitation on Liens.  The EPNG indenture provides that EPNG will not, nor will EPNG permit any of EPNG’s restricted subsidiaries to, create, assume, incur or suffer to exist any lien upon any principal property, whether owned or leased on the date of the EPNG indenture or thereafter acquired, to secure any of EPNG’s debt or of any other person (other than the EPNG senior debt securities issued under the EPNG indenture), without causing all of the EPNG senior debt securities outstanding under the EPNG indenture to be secured equally and ratably with, or prior to, the new debt so long as the new debt is so secured. This restriction does not prohibit EPNG from creating the following:

•	liens existing on the date of the EPNG indenture or created under an “after-acquired property” clause;

•	purchase price liens created within one year after purchase;

•	liens already existing on newly acquired property or assets;

•	liens already existing on the property or assets of a new restricted subsidiary;

•	liens already on property or assets when acquired by EPNG or a restricted subsidiary, or when EPNG or a restricted subsidiary acquires the owner of the property or asset;

•	liens securing construction or improvement incurred prior to or up to one year after completion;

•	liens on oil, gas, mineral and processing and other plant properties to secure costs associated with the properties and their exploration, development, maintenance or operation;

•	liens connected with EPNG’s conveyance (including conveyances by EPNG’s restricted subsidiaries) of a production payment relating to oil, gas, natural gas or other natural resources;

•	liens in favor of EPNG or EPNG’s restricted subsidiaries;

•	liens connected to the issuance of a tax-exempt debt to acquire or construct property or assets;

•	liens of a foreign restricted subsidiary to secure its debt;

•	permitted liens (as defined below);

•	liens upon additions, improvements, replacements, repairs, fixtures, appurtenances or component parts attaching to or required to be attached to property or assets under the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a lien upon such property or assets permitted above; or

•	any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any lien, in whole or in part, that is referred to above, or of any debt which it secures; provided, that the principal amount of the debt secured shall not exceed the greater of the principal amount of debt secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of debt secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); and further provided, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

In addition, this limitation on liens does not apply to other liens, not otherwise excepted above, provided that the aggregate principal amount of all debt then outstanding secured by such other liens together with all net sale proceeds from sale-leaseback transactions (other than the permitted sale-leaseback transactions discussed below) does not exceed 15% of EPNG’s Consolidated Net Tangible Assets (as defined below).

Limitation on Sale-Leaseback Transactions.  The EPNG indenture also provides that EPNG will not, nor will EPNG permit any restricted subsidiary to, engage in a sale-leaseback transaction, unless:

•	such sale-leaseback transaction occurs within one year from the date of acquisition of the principal property subject thereto or the date of the completion of construction or commencement of full operations on such principal property, whichever is later;

•	the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years;

•	EPNG or such restricted subsidiary would be entitled to incur debt secured by a lien on the principal property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such sale-leaseback transaction without securing the EPNG senior debt securities; or

•	EPNG or such restricted subsidiary, within a one-year period after such sale-leaseback transaction, applies or causes to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to (A) the repayment, redemption or retirement of EPNG’s funded debt or funded debt of such restricted subsidiary, or (B) investment in another principal property.

In addition, this limitation on sale-leaseback transactions does not apply to other sale-leaseback transactions, not otherwise excepted above, provided that the net sale proceeds from such other sale-leaseback transactions together with the aggregate principal amount of outstanding debt secured by liens upon any principal property (other than that debt secured by liens excepted from the limitation on liens as discussed above) does not exceed 15% of EPNG’s Consolidated Net Tangible Assets (as defined below).

Definitions

The following are definitions of certain terms used in this summary description of the EPNG debt securities:

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom (1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of EPNG and EPNG’s consolidated subsidiaries for EPNG’s most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Funded debt” means all debt maturing one year or more from the date of the creation thereof, all debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Permitted liens” means (1) liens upon rights-of-way for pipeline purposes; (2) any governmental lien, mechanics’, materialmen’s, carriers’ or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction; (3) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (4) liens of taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity of which is being contested at the time by EPNG or any of EPNG’s subsidiaries in good faith; (5) liens of, or to secure performance of, leases; (6) any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (7) any lien upon property or assets acquired or sold by EPNG or any of EPNG’s restricted subsidiaries resulting from the exercise of any rights arising out of defaults on receivables; (8) any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (9) any lien upon any property or assets in accordance with customary banking practice to secure any debt incurred by EPNG or any of EPNG’s restricted subsidiaries in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (10) any lien in favor of the United States or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any lien securing industrial development, pollution control, or similar revenue bonds.

“Principal property” means (1) any pipeline assets owned by EPNG or any of EPNG’s subsidiaries, including any related facilities employed in the transportation, distribution or marketing of natural gas, that are located in the United States or Canada, and (2) any processing or manufacturing plant owned or leased by EPNG or any of EPNG’s subsidiaries that are located within the United States or Canada, except, in the case of either clause (1) or (2), any such assets or plant which, in the opinion of EPNG’s board of directors, is not material in relation to the activities of EPNG and EPNG’s subsidiaries as a whole.

“Restricted subsidiary” means any of EPNG’s subsidiaries owning or leasing any principal property.

“Sale-leaseback transaction” means the sale or transfer by EPNG or any of EPNG’s restricted subsidiaries of any principal property to a person (other than EPNG or a subsidiary) and the taking back by EPNG or any of EPNG’s restricted subsidiaries, as the case may be, of a lease of such principal property.

Global Securities

EPNG may issue one or more series of EPNG debt securities as permanent global debt securities deposited with a depositary. See “Description of El Paso Debt Securities — Global Securities.”

Payment and Transfer

Unless EPNG specifies otherwise in a prospectus supplement, EPNG will pay principal, interest and any premium on the EPNG debt securities, and they may be surrendered for payment or transferred, at the offices of the EPNG trustee. EPNG will make payment on registered securities by check mailed to the persons in whose names the EPNG debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the EPNG indenture or any prospectus supplement. If EPNG makes debt securities payments in other forms, EPNG will specify the form and place in a prospectus supplement.

EPNG will maintain a corporate trust office of the EPNG trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or governmental charge.

Defeasance

EPNG will be discharged from its obligations on the EPNG debt securities at any time if EPNG deposits with the EPNG trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the EPNG debt securities. If this happens, the holders of the EPNG debt securities will not be entitled to the benefits of the EPNG indenture except for registration of transfer and exchange of EPNG debt securities and replacement of lost, stolen or mutilated EPNG debt securities.

No Personal Liability of Incorporator, Stockholder, Officer or Director

No recourse under or upon any obligation, covenant or agreement of or contained in the EPNG indenture or of or contained in any EPNG debt securities, or for any claim based thereon or otherwise in respect thereof, or in any EPNG debt security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of EPNG or any successor Person, either directly or through EPNG or any successor person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise.

Governing Law

The EPNG indenture and the EPNG debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of the EPNG debt securities will be given by mail to the addresses of such holders as they appear in the security register. No periodic evidence is required to be furnished as to the absence of default or as to compliance with the terms of the EPNG indenture.

DESCRIPTION OF SNG DEBT SECURITIES

The following description of the terms of the SNG debt securities sets forth general terms that may apply to the SNG debt securities. The particular terms of any SNG debt securities will be described in the prospectus supplement relating to those debt securities. The SNG debt securities will be SNG and SNIC’s direct, unsecured and unsubordinated general obligations.

SNG may issue debt securities in one or more series, and SNIC may be a co-issuer of one or more series of debt securities. SNIC was incorporated under the laws of the State of Delaware in October 2007, is wholly-owned by SNG, and has no material assets or any liabilities other than as a co-issuer of SNG debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto.

The SNG debt securities will be issued under an indenture, dated as June 1, 1987, between SNG, SNIC and Wilmington Trust Company, as successor in interest to JPMorgan Chase Bank, which was successor by merger to Manufacturers Hanover Trust Company (“SNG trustee”) (as supplemented, the “SNG indenture”).

SNG and SNIC have not restated the SNG indenture in its entirety in this description. The SNG indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Please read “Where You Can Find More Information.” You are urged to read the SNG indenture, because it, and not this description, controls your rights as holders of the SNG debt securities. The following description of the SNG indenture is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the SNG indenture.

General

The SNG debt securities will be SNG and SNIC’s direct, unsecured obligations and will rank equally with all of SNG and SNIC’s other senior and unsubordinated debt.

A prospectus supplement and a supplemental indenture relating to any series of SNG debt securities being offered will include specific terms relating to the offered SNG debt securities. These terms will include some or all of the following:

•	the title of the SNG debt securities ;

•	any limit upon the aggregate principal amount of the SNG debt securities which may be authenticated and delivered under the SNG indenture;

•	the date or dates on which the principal of and premium, if any, on the SNG debt securities is payable;

•	the person to whom any interest on any SNG debt securities shall be payable if other than provided in the SNG indenture, the rate or rates (which may be fixed or variable). or the method by which such rate or rates shall be determined, at which the SNG debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined, the interest payment dates on which such interest shall be payable and the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of, and premium, if any, and any interest on SNG debt securities shall be payable:

•	the price or prices at which, the period or periods within which and the terms and conditions upon which SNG debt securities may be redeemed, in whole or in part, at the option of SNG, pursuant to any sinking fund or otherwise:

•	the obligation, if any, of SNG to redeem, purchase or repay SNG debt securities pursuant to any sinking fund or analogous to provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which SNG debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation:

•	if other than denominations of $1,000 and any integral thereof, the denominations in which SNG debt securities shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of SNG debt securities which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the SNG indenture or provable in bankruptcy pursuant to the SNG indenture;

•	if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest on the SNG debt securities shall be payable;

•	if the amount of payments of principal of and premium, if any, or interest on the SNG debt securities may be determined with reference to an index, the manner in which such amounts shall be determined:

•	the application, if any, of either or both defeasance and covenant defeasance pursuant to the SNG indenture to the SNG debt securities;

•	any Events of Default (described below) with respect to SNG debt securities, if not set forth in the SNG indenture;

•	any other covenant or warranty included for the benefit of a series of SNG debt securities in addition to (and not inconsistent with) those included in the SNG indenture for the benefit of all SNG debt securities, or any other covenant or warranty included for the benefit of a series of SNG debt securities in lieu of any covenant or warranty included in the SNG indenture for the benefit of all SNG debt securities, or any provision that any covenant or warranty included in the SNG indenture for the benefit of all SNG debt securities shall not be for the benefit of a series of SNG debt securities, or any combination of such covenants, warranties or provisions;

•	whether the SNG debt securities are to be issuable in whole or in part in permanent global form, without coupons, and if so, (i) the circumstances under which beneficial owners of interests in such permanent global security or securities may exchange such interests for SNG debt securities and of like interest rate and maturity and principal amount in definitive registered form and authorized denominations, if other than as set forth in the SNG indenture, and (ii) the depositary with respect to the SNG debt securities; and

•	any other terms of the series.

The SNG indenture does not limit the amount of SNG debt securities that may be issued. The SNG indenture allows SNG debt securities to be issued up to the principal amount that SNG may authorize and may be in any currency or currency unit SNG designates.

SNG debt securities of a series may be issued in registered form without coupons or permanent global form without coupons.

Denominations

The SNG debt securities will be issued in registered form in denominations of $1,000 each or integral multiples thereof.

Consolidation, Merger or Sale

Nothing in the SNG indenture prohibits SNG’s consolidation or merger with or into any other corporation, or the sale or conveyance of substantially all of SNG’s properties to any other person (including any subsidiary), without the consent of the holders of the SNG debt securities, provided that the successor assumes all of SNG’s obligations under the SNG indenture and the SNG debt securities and SNG meets certain other conditions.

Modification of SNG Indenture

Except for some modifications and amendments that are not adverse to holders of outstanding SNG debt securities, SNG and the SNG trustee may modify and amend the SNG indenture only with the consent of the holders of a majority in aggregate principal amount of the outstanding SNG debt securities of each series issued under the SNG indenture which is affected by the modification or amendment, provided that no modification or amendment may: (1) change the stated maturity date of the principal of, or any interest on, any SNG debt security, reduce the principal amount of, or the interest or premium, if any, on any SNG debt security (including in the case of a discounted SNG debt security the amount payable upon acceleration of the maturity thereof or provable in bankruptcy), change the currency of payment of principal of or interest, or premium, if any, on any SNG debt security, or impair the right to institute suit for the enforcement of any payment of the principal of, and premium, if any, and interest on any SNG debt security, without the consent of the holder of the SNG debt security; or (2) reduce the percentage of SNG debt securities that are required to consent to modify or amend the SNG indenture without the consent of the holders of all affected securities.

Events of Default

“Event of default” when used in the SNG indenture, means any of the following with respect to the SNG debt securities:

•	default in the payment of any installment of interest on the SNG debt securities when due, continued for 30 days;

•	default in the payment of principal or premium, if any, on the SNG debt securities when due;

•	default in the payment or satisfaction of any sinking fund obligation with respect to the SNG debt securities when due;

•	failure to observe or perform any other covenant for 90 days, or 30 days in certain cases, after notice by the SNG trustee or by the holders of 25% in principal amount of the outstanding SNG debt securities;

•	certain events of default on other funded indebtedness of SNG or SNG’s restricted subsidiaries; or

•	certain events of bankruptcy, insolvency or reorganization with respect to SNG or SNG’s restricted subsidiaries.

An event of default with respect to a particular series of SNG debt securities issued under the SNG indenture will not necessarily be an event of default with respect to any other series of SNG debt securities issued thereunder. In case an event of default shall occur and be continuing with respect to any series of SNG debt securities, the SNG trustee or the holders of not less than 25% in aggregate principal amount of the SNG debt securities of the series then outstanding may declare the principal (or, if the SNG debt securities of such series are discounted SNG debt securities, the portion of the principal as may be specified in the terms of that series) of such series and the interest accrued thereon to be due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding SNG debt securities of any series may waive any default resulting in acceleration of maturity of the SNG debt securities of such series but only if all defaults with respect to such series have been remedied and all payments due (other than by acceleration) with respect to such series have been made. Prior to acceleration of maturity of a particular series of SNG debt securities, the holders of a majority in aggregate principal amount of the outstanding SNG debt securities of such series may on behalf of the holders of all SNG debt securities of such series waive any past default under the SNG indenture and its consequences, except a default in the payment of interest or premium, if any, on or the principal of any of the SNG debt securities of such series.

Covenants

Under the SNG indenture, SNG will:

•	pay the principal of, and interest and any premium on, the SNG debt securities when due;

•	maintain an office or agency in each place of payment;

•	deliver a report to the SNG trustee at the end of each fiscal year reviewing SNG’s obligations under the SNG indenture;

•	file with the SNG trustee copies of the annual reports and of the information, documents and other reports which SNG may be required to file with the SEC; and

•	deposit sufficient funds with any paying agent (or if SNG is acting as its own paying agent, set aside, segregate and hold in trust sufficient funds) on or before the due date for any principal, interest or premium.

Limitation on Liens.  The SNG indenture provides that SNG will not, nor will SNG permit its restricted subsidiaries (as defined below) to, create, assume, incur or suffer to exist any lien upon any properties or assets, real, personal or mixed, whether owned on the date of the SNG indenture or thereafter acquired, to secure any of SNG’s debt or any other person (other than the senior debt securities issued under the SNG indenture), without causing all of the SNG debt securities outstanding under the SNG indenture to be secured equally and ratably with, or prior to, the new debt so long as the new debt is so secured. This restriction does not prohibit SNG from creating the following:

•	purchase money mortgages and preexisting mortgages (whether or not assumed) on acquired property;

•	liens on property acquired or constructed by SNG or a restricted subsidiary and created within one year after the later of the completion of the acquisition or construction or the commencement of operation of the project;

•	liens of SNG’s restricted subsidiaries outstanding at the time they become restricted subsidiaries;

•	liens created by SNG or SNG’s restricted subsidiaries to secure funded indebtedness of SNG’s or any restricted subsidiary which in the aggregate does not exceed 15% of SNG’s “consolidated net tangible assets,” as defined in the SNG indenture;

•	liens on certain equipment, inventory and contract rights;

•	any lien on coal, geothermal resources, natural gas, liquefied natural gas or synthetic fuel owned by SNG or any restricted subsidiary;

•	liens securing short-term indebtedness;

•	various public, governmental grantors’ liens and encumbrances;

•	liens arising in connection with production payments, reserved interests and other similar transactions;

•	leases and easements; and

•	various other liens.

The holders of a majority in principal amount of the outstanding SNG debt securities of any series may waive compliance by SNG with this covenant with respect to that series of SNG debt securities.

“Restricted subsidiary” means an operating subsidiary, substantially all of the business of which is carried on, in the continental United States, the primary business of which consists of exploration for, or purchase, development, storage, conservation, processing, production or transmission of, natural gas, oil or other hydrocarbons or reserves thereof, and all of the shares of capital stock of which at the time outstanding are owned by SNG or other restricted subsidiaries; provided, that once an operating subsidiary has become a restricted subsidiary, it remains a restricted subsidiary so long as at least a majority of the outstanding shares of its capital stock having ordinary voting rights is so owned.

Defeasance and Covenant Defeasance

The SNG indenture provides that SNG may elect either or both (1) to be discharged from any and all obligations with respect to the SNG debt securities, or “defeasance,” (except for the obligations to register the transfer or exchange of the outstanding SNG debt securities, to replace temporary or mutilated, destroyed, lost or stolen outstanding SNG debt securities, to maintain an office or agency in respect of any outstanding SNG debt securities and to hold moneys for payment in trust) or (2) to be released from SNG’s obligations described above under “— Covenants — Limitation on Liens” with respect to those notes, or “covenant defeasance,” and any omission to comply with those obligations will not constitute an event of default with respect to the notes, upon the irrevocable deposit with the SNG trustee of funds which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the notes, and any mandatory sinking fund or analogous payments on them, on the scheduled due dates.

In the event SNG should elect covenant defeasance with respect to any SNG debt securities, and such SNG debt securities are declared due and payable because an event of default occurs (other than the event of default described above in the fourth bullet point under “— Events of Default”), the amount of funds on deposit with the SNG trustee will be sufficient to pay amounts due on such SNG debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on such SNG debt securities when payments of principal, premium, if any, and interest are accelerated due the event of default. However, SNG will remain liable for those payments.

Methods of Receiving Payments on the SNG Debt Securities

SNG will make all payments of principal of, premium, if any, and interest and additional interest, if any, on the SNG debt securities in accordance with wire transfer instructions provided to SNG by holders of SNG debt securities. All other payments on the SNG debt securities will be made at the office or agency of the paying agent and registrar within the City and State of New York unless SNG elects to make interest payments by check mailed to the holders at their address set forth in the security register.

Global Securities

SNG may issue one or more series of SNG debt securities as permanent global debt securities deposited with a depositary. See “Description of El Paso Debt Securities — Global Securities.”

Governing Law

The SNG indenture and the SNG debt securities will be governed by and construed in accordance with the laws of the State of New York.

No Personal Liability of Partners, Officers, Directors, Employees or Stockholders

No general partner of SNG shall be liable for any of the obligations of SNG or SNIC under the SNG indenture or the SNG debt securities. No director, officer, employee, stockholder, member, manager, limited partner or other holder of the equity securities, as such, of SNG, SNIC, any general partner of SNG or any affiliates of any such person will have any personal liability in respect of SNG’s or SNIC’s obligations under the SNG indenture or the SNG debt securities by reason of his, her or its status as such.

Notices

Notices to holders of the SNG debt securities will be given by mail to the addresses of such holders as they appear in the security register. No periodic evidence is required to be furnished as to the absence of default or as to compliance with the terms of the SNG indenture.

DESCRIPTION OF TGP DEBT SECURITIES

The following description of the terms of the TGP debt securities sets forth general terms that may apply to the TGP debt securities. The particular terms of any TGP debt securities will be described in the prospectus supplement relating to those debt securities. The TGP debt securities will be TGP’s direct, unsecured and unsubordinated general obligations.

The TGP debt securities will be issued under an indenture, dated as March 4, 1997 between TGP and Wilmington Trust Company (as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)), as indenture trustee (“TGP trustee”) (as so supplemented, the “TGP indenture”).

TGP has not restated the TGP indenture in its entirety in this description. The TGP indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Please read “Where You Can Find More Information.” You are urged to read the TGP indenture, because it, and not this description, controls your rights as holders of the TGP debt securities. The following description of the TGP indenture is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the TGP indenture. Certain capitalized terms used in this summary description are defined below under “ — Definitions.”

General

The TGP debt securities will be TGP’s direct, unsecured obligations and will rank equally with all of TGP’s other senior and unsubordinated debt.

A prospectus supplement and a supplemental indenture relating to any series of TGP debt securities being offered will include specific terms relating to the offered TGP debt securities. These terms will include some or all of the following:

•	the title of the TGP debt securities;

•	any limit upon the aggregate principal amount of the TGP debt securities which may be authenticated and delivered under the TGP indenture;

•	the person to whom any interest on a TGP debt securities shall be payable, if other than the person in whose name that security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of the TGP debt securities is payable or the method of determination thereof;

•	the rate or rates at which the TGP debt securities shall bear interest, if any, or the method of determination thereof, the date or dates from which such interest shall accrue, or the method of determination thereof, the interest payment dates and record dates;

•	the place or places where the principal of and any premium and interest on TGP debt securities shall be payable, TGP debt securities may be surrendered for registration of transfer, TGP debt securities may be surrendered for exchange and notices, and demands to or upon TGP in respect of the TGP debt securities and the TGP indenture may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which TGP debt securities may be redeemed;

•	the obligation, if any, of TGP to redeem or purchase TGP debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which TGP debt securities shall be redeemed or purchased;

•	the denominations in which TGP debt securities shall be issuable;

•	the currency, currencies or currency units in which payment of the principal of and any premium and interest on any TGP debt securities shall be payable if other than the currency of the United States of

America and the manner of determining the equivalent thereof in the currency of the United States of America;

•	if the amount of payments of principal of or any premium or interest on any TGP debt securities may be determined with reference to an index, the manner in which such amounts shall be determined;

•	if the principal of or any premium or interest on any TGP debt securities is to be payable, at the election of TGP or a holder thereof, in one or more currencies or currency units other than that or those in which the TGP debt securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on TGP debt securities as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

•	if other than the principal amount thereof, the portion of the principal amount of TGP debt securities which shall be payable upon declaration of acceleration of the maturity thereof or the method of determination thereof;

•	if and as applicable, that the TGP debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the depositary or depositaries for such global security or global securities and any circumstances other than those set forth in the TGP indenture in which any such global security may be transferred to, and registered and exchanged for TGP debt securities registered in the name of, a person other than the depositary for such global security or a nominee thereof and in which any such transfer may be registered;

•	any deletions from, modifications of or additions to the Events of Default (described below) or the covenants of TGP pertaining to the TGP debt securities;

•	the means of defeasance or covenant defeasance as may be specified for the TGP debt securities if other than as set forth in the TGP indenture;

•	the identity of the security registrar and any paying agent; and

•	any other terms of the TGP debt securities.

The TGP indenture does not limit the amount of TGP debt securities that may be issued. The TGP indenture allows TGP debt securities to be issued up to the principal amount that TGP may authorize and may be in any currency or currency unit TGP designates.

TGP debt securities of a series may be issued in registered form without coupons or global form.

Denominations

The TGP debt securities will be issued in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.

Consolidation, Merger or Sale

Under the TGP indenture, TGP may not consolidate with or merge into any other person or entity or sell, lease or transfer all or substantially all of TGP’s properties and assets to any other person or entity unless:

•	in the case of a merger, TGP is the surviving entity, or the entity formed by the consolidation or into which TGP is merged expressly assumes, by execution and delivery to the TGP trustee of a supplemental indenture, the due and punctual payment of the principal, any premium and interest on the TGP debt securities and the performance or observance of every covenant and condition in the TGP indenture on the part of TGP to be performed or observed;

•	in the case of the sale, lease or transfer of all or substantially all of TGP’s properties and assets, the person or entity which acquires TGP’s properties and assets expressly assumes, by execution and delivery to the TGP trustee of a supplemental indenture, the due and punctual payment of the principal, any premium and interest on the TGP debt securities and the performance of every covenant and condition in the TGP indenture;

•	immediately after giving effect to the transaction, no default or event of default under the TGP indenture exists; and

•	TGP has delivered to the TGP trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, sale, transfer or lease and the supplemental indenture required in connection with the transaction comply with the terms of the TGP indenture and that TGP has complied with all conditions precedent.

After any consolidation or merger or any sale, lease or transfer of TGP’s properties and assets, the successor person or entity formed by such consolidation or into which TGP is merged or to which such sale, lease or transfer is made shall succeed to and be substituted for TGP under the TGP indenture as if the successor person or entity had been originally named in the TGP indenture and may exercise every one of TGP’s rights and powers under the TGP indenture. Thereafter, except in the case of a lease, TGP shall be relieved of all obligations and covenants under the TGP indenture and the TGP debt securities.

The TGP indenture imposes no restriction on the jurisdiction of organization of the entity that will assume TGP’s obligations under the TGP indenture after consolidation, merger or sale. If the surviving entity assuming TGP’s obligations under the TGP indenture were to be organized under the laws of a non-U.S. jurisdiction, holders of the TGP debt securities may be subject to withholding taxes imposed by the non-U.S. jurisdiction. Under the TGP indenture, the surviving entity is also not required to be a corporation.

Modification of TGP Indenture

At any time and from time to time, without the consent of the holders of the TGP debt securities, TGP and the TGP trustee may modify the TGP indenture and enter into one or more supplemental indentures for any of the following purposes:

•	to secure the TGP debt securities;

•	to evidence the succession of another person or entity under the TGP indenture and the assumption by the succeeding person or entity of TGP’s covenants and TGP’s debt securities;

•	to add to TGP’s covenants or events of default for the benefit of the holders of the TGP debt securities or to surrender any of TGP’s rights and powers under the TGP indenture;

•	to add to, change or eliminate any of the provisions of the TGP indenture provided there is no outstanding security entitled to the benefit of such provision;

•	to establish the general forms and terms of securities of any series as permitted under the TGP indenture;

•	to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision; to comply with any applicable mandatory provisions of law, provided that any such actions shall not materially adversely affect the interest of the holders of the TGP debt securities;

•	to evidence and provide for the acceptance of the appointment of a successor trustee and to add to or change any provisions necessary to provide for or facilitate the administration of the trusts by more than one trustee; and

•	to modify, eliminate or add to the provisions of the TGP indenture to the extent necessary to comply with the Trust Indenture Act.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the TGP indenture affected by the amendments (voting as one class), TGP and the TGP trustee may add, change or eliminate any provision of the TGP indenture or modify in any manner the rights of the holders of the TGP debt securities; provided, however, TGP and the TGP trustee may not, without the consent of each holder of the TGP debt securities:

•	change the stated maturity of the principal of, or any installment of principal of or interest, if any, on, the outstanding TGP debt securities, or reduce the principal amount of, the premium, if any, on or the rate of interest on the outstanding TGP debt securities;

•	reduce the percentage in principal amount of the debt securities required to consent to any supplemental TGP indenture or waive compliance with the TGP indenture or waive defaults under it;

•	change TGP’s obligation to maintain an office or agency as specified in the TGP indenture; or

•	modify any provisions of the TGP indenture governing modifications, waiver of past defaults and waiver of certain covenants, except to increase any percentages required under such provisions or to provide that other provisions of the TGP indenture cannot be modified without the consent of each holder of the TGP debt securities.

Events of Default

“Event of Default” when used in the TGP indenture, means any of the following with respect to the TGP debt securities:

(1) failure to pay the principal of or any premium on any of the TGP debt securities when due;

(2) failure to pay interest on any TGP debt securities when it becomes due and payable and continuance of such default for a period of 30 days;

(3) failure to perform, or breach, of any other term, covenant or warranty in the TGP indenture applicable to the TGP debt securities that continues for a period of 60 days after being given written notice;

(4) if TGP commence a voluntary case in bankruptcy, consent to the entry of any order of relief against TGP in an involuntary bankruptcy case, consent to the appointment of a custodian over TGP or all or substantially all of TGP’s assets or make a general assignment for the benefit of creditors; or

(5) if a court of competent jurisdiction enters a bankruptcy order either for relief against TGP in an involuntary case, or appointing a custodian over TGP or all or substantially all of TGP’s assets, or ordering TGP’s liquidation; and the order or decree remains unstayed and in effect for 90 days.

The TGP indenture provides that if an Event of Default described in clauses (1), (2) or (3) above shall have occurred and be continuing, either the TGP trustee or the holders of not less than 25% in principal amount of all affected debt securities then outstanding (voting as a single class) may declare the entire principal amount of the outstanding TGP debt securities to be due and payable immediately upon giving written notice as provided in the TGP indenture. In addition, if an Event of Default described in clauses (4) or (5) above shall have occurred and be continuing, either the TGP trustee or holders of not less than 25% in principal amount of all debt securities issued under the TGP indenture then outstanding (voting as a single class) may declare the entire principal amount of all debt securities then outstanding to be due and payable immediately upon giving written notice as provided in the TGP indenture. The TGP indenture provides that the holders of a majority in principal amount of debt securities of all affected series then outstanding (voting as a single class) may rescind and annul such declaration and its consequences under certain circumstances.

The holders of a majority in aggregate principal amount of all affected debt securities then outstanding (voting as a single class) may waive past defaults under the TGP indenture with respect to all such debt securities and their consequences (except a continuing default in the payment of principal of or premium, if any, or interest on any debt security or a default in respect of any covenant or provision of the TGP indenture which cannot be modified or amended by a supplemental indenture without the consent of the holder of each outstanding debt security affected thereby).

The TGP trustee is not obligated to exercise any of its rights or powers under the TGP indenture at the request, order or direction of any holders, unless the holders offer the TGP trustee reasonable indemnity. If they provide this reasonable indemnification and if the terms of the TGP indenture are otherwise complied with, the holders of a majority in principal amount of the outstanding TGP debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the TGP trustee, or exercising any power conferred upon the TGP trustee, for the TGP debt securities.

Covenants

General.  Under the TGP indenture, TGP will:

•	pay the principal of, and interest and any premium on, the TGP debt securities when due;

•	maintain a place of payment;

•	deliver a report to the TGP trustee at the end of each fiscal year reviewing TGP’s obligations under the TGP indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Limitation on Liens.  The TGP indenture provides that TGP will not, nor will TGP permit any of TGP’s restricted subsidiaries to, create, assume, incur or suffer to exist any lien upon any Principal Property, whether owned or leased on the date of the TGP indenture or thereafter acquired, to secure any of TGP’s debt or of any other person (other than the debt securities issued under the TGP indenture), without causing all of the debt securities outstanding under the TGP indenture to be secured equally and ratably with, or prior to, the new debt so long as the new debt is so secured. This restriction does not prohibit TGP from creating the following:

(i) any lien upon any property or assets of TGP’s or any restricted subsidiary in existence on the date of the TGP indenture or created pursuant to an “after-acquired property” clause or similar term in existence on the date of the TGP indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the TGP indenture;

(ii) any lien upon any property or assets created at the time of acquisition of such property or assets by TGP or any restricted subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year of such acquisition;

(iii) any lien upon any property or assets existing thereon at the time of the acquisition thereof by TGP or any restricted subsidiary (whether or not the obligations secured thereby are assumed by TGP or any restricted subsidiary);

(iv) any lien upon any property or assets of a Person existing thereon at the time such person becomes a restricted subsidiary by acquisition, merger or otherwise;

(v) the assumption by TGP or any restricted subsidiary of obligations secured by any lien existing at the time of the acquisition by TGP or any restricted subsidiary of the property or assets subject to such lien or at the time of the acquisition of the person which owns such property or assets;

(vi) any lien on property to secure all or part of the cost of construction or improvements thereon or to secure debt incurred prior to, at the time of, or within one year after completion of such construction or making of such improvements, to provide funds for any such purpose;

(vii) any lien on any oil, gas, mineral and processing and other plant properties to secure the payment of costs, expenses or liabilities incurred under any lease or grant or operating or other similar agreement in connection with or incident to the exploration, development, maintenance or operation of such properties;

(viii) any lien arising from or in connection with a conveyance by TGP or any restricted subsidiary of any production payment with respect to oil, gas, natural gas, carbon dioxide, sulphur, helium, coal, metals, minerals, steam, timber or other natural resources;

(ix) any lien in favor of TGP or any restricted subsidiary;

(x) any lien created or assumed by TGP or any restricted subsidiary in connection with the issuance of debt the interest on which is excludable from gross income of the holder of such debt pursuant to the Internal Revenue Code of 1986, as amended, or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by TGP or any subsidiary;

(xi) any lien upon property or assets of any foreign restricted subsidiary to secure debt of that foreign restricted subsidiary;

(xii) Permitted Liens (as defined below);

(xiii) any lien created by any program providing for the financing, sale or other disposition of trade or other receivables classified as current assets in accordance with United States generally accepted accounting principles entered into by TGP or by a subsidiary or Restricted Affiliate (as defined below) of TGP’s, provided that such program is on terms customary for similar transactions, or any document executed by any subsidiary or Restricted Affiliate in connection therewith, provided that such lien is limited to the trade or other receivables in respect of which such program is created or exists, and the proceeds thereof;

(xiv) any lien on Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(xv) any lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a lien upon such property or assets permitted by clauses (i) through (xiv), inclusive, above; or

(xvi) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any lien, in whole or in part, that is referred to in clauses (i) through (xv), inclusive, above, or of any debt secured thereby; provided, however, that the principal amount of debt secured thereby shall not exceed the greater of the principal amount of debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses required to be paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement shall be limited to all or a part of the property (including improvements, alterations and repairs on such property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on such property).

Notwithstanding the foregoing, under the TGP indenture, TGP may, and may permit any restricted subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property to secure debt of TGP’s or any person (other than the debt securities) that is not excepted by clauses (i) through (xvi), inclusive, above without securing the debt securities issued under the TGP indenture, provided that the aggregate principal amount of all debt then outstanding secured by such lien and all similar liens, together with all net sale proceeds from Sale-Leaseback Transactions (as defined below) (excluding Sale-Leaseback Transactions permitted by clauses (i) through (iv), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

Limitation on Sale-Leaseback Transactions.  The TGP indenture provides that TGP will not, nor will it permit any of TGP’s restricted subsidiary to, engage in a Sale-Leaseback Transaction, unless: (i) such Sale-Leaseback Transaction occurs within one year from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on such Principal

Property, whichever is later; (ii) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; (iii) TGP or such restricted subsidiary would be entitled to incur debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without securing the debt securities; or (iv) TGP or such restricted subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (A) the repayment, redemption or retirement of Funded Debt (as defined below) of TGP’s or any subsidiary, or (B) investment in another Principal Property.

Notwithstanding the foregoing, under the TGP indenture, TGP may, and may permit any restricted subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (i) through (iv), inclusive, of the above paragraph, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding debt (other than the debt securities issued under the TGP indenture) secured by liens upon Principal Properties not excepted by clauses (i) through (xvi), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 15% of the Consolidated Net Tangible Assets.

Definitions

The following are definitions of certain terms used in this summary description of the TGP debt securities:

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom (i) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (ii) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of TGP and its consolidated subsidiaries for TGP’s most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

“Debt” means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person.

“Funded Debt” means all debt maturing one year or more from the date of the creation thereof, all debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Lien” means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

“Permitted Liens” means: (i) liens upon rights-of-way for pipeline purposes; (ii) any governmental lien, mechanics’, materialmen’s, carriers’ or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction; (iii) the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property; (iv) liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by TGP or any subsidiary in good faith; (v) liens of, or to secure performance of, leases; (vi) any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings; (vii) any lien upon property or assets acquired or sold by TGP or any restricted subsidiary resulting from the exercise of any rights arising out of defaults on receivables; (viii) any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations; (ix) any lien upon any property or assets in accordance with customary banking practice to secure any debt incurred by TGP or any restricted subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or (x) any lien in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute, or any lien securing industrial development, pollution control or similar revenue bonds.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

“Principal Property” means (a) any pipeline assets of TGP’s or any subsidiary, including any related facilities employed in the transportation, distribution or marketing of natural gas, that are located in the United States or Canada, and (b) any processing or manufacturing plant owned or leased by TGP or any subsidiary of TGP’s that is located within the United States or Canada, except, in the case of either clause (a) or (b), any such assets or plant which, in the opinion of TGP’s board of directors, is not material in relation to the activities of the Company and TGP’s subsidiaries as a whole.

“Restricted Affiliate” means any affiliate of TGP’s (other than a subsidiary) designated by TGP as a “Restricted Affiliate” by written notice to the TGP trustee; provided, however, that such affiliate shall not become a Restricted Affiliate until such time that (a) such affiliate executes a guaranty (in form and substance reasonably satisfactory to the TGP trustee) in favor of the TGP trustee, for the ratable benefit of the holders, guaranteeing the prompt and complete payment by TGP when due (whether at the stated maturity, by acceleration or otherwise) of the debt securities, and (b) the TGP trustee receives an opinion of counsel reasonably acceptable to the TGP trustee, which shall be in form and substance satisfactory to the TGP trustee; provided further, however, that after such time as such affiliate becomes a Restricted Affiliate, TGP may thereafter terminate the designation of such affiliate as a Restricted Affiliate by written notice to the TGP trustee at which time the aforementioned guaranty of such affiliate shall also terminate.

“Restricted Subsidiary” means any subsidiary of TGP’s owning or leasing any Principal Property.

“Sale-Leaseback Transaction” means the sale or transfer by TGP or any restricted subsidiary of any Principal Property to a person (other than TGP or a subsidiary) and the taking back by TGP or any restricted subsidiary, as the case may be, of a lease of such Principal Property.

Defeasance

TGP will be discharged from TGP’s obligations on the TGP debt securities at any time if TGP pursuant to the TGP indenture (i) deposits with the TGP trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the TGP debt securities outstanding under the TGP indenture and (ii) deliver to the TGP trustee the required certificate and opinions relating to such satisfaction and discharge. If this happens, and no default or Event of Default shall be continuing, the holders of the TGP debt securities outstanding under the TGP indenture will not be entitled to the benefits of the TGP indenture except for registration of transfer and exchange of TGP debt securities outstanding under the TGP indenture and replacement of lost, stolen or mutilated TGP debt securities outstanding under the TGP indenture.

Methods of Receiving Payments on the TGP Debt Securities

If a holder has given wire transfer instructions to TGP, TGP will make all payments of principal of, premium, if any, and interest on the TGP debt securities in accordance with those instructions. All other payments on the TGP debt securities will be made at the office or agency of the paying agent and registrar within the City and State of New York unless TGP elects to make interest payments by check mailed to the holders at their address set forth in the security register.

Governing Law

The TGP indenture is, and the TGP debt securities offered hereby will be, governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of the TGP debt securities will be given by mail to the addresses of such holders as they appear in the security register. No periodic evidence is required to be furnished to holders as to the absence of default or as to compliance with the terms of the TGP indenture.

No Personal Liability of Officers, Directors, Employees or Stockholders

No director, officer, employee or stockholder, as such, of TGP or any of TGP’s affiliates will have any personal liability in respect of TGP’s obligations under the TGP indenture or the TGP debt securities by reason of his, her or its status as such.

Concerning the TGP Trustee

The TGP indenture provides that, except during the continuance of an Event of Default, the TGP trustee will perform only such duties as are specifically set forth in the TGP indenture. If an Event of Default has occurred and is continuing, the TGP trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the TGP indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The TGP indenture contains limitations on the rights of the TGP trustee, should it become a creditor of TGP’s, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of such claims, as security or otherwise. The TGP trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Wilmington Trust Company (as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)) is the TGP trustee under the TGP indenture. In the ordinary course of business, Wilmington Trust Company or its affiliates have provided and may in the future continue to provide trust services and other financial services to TGP and TGP’s subsidiaries, El Paso and other affiliates of El Paso for which they have received and will receive compensation. The TGP trustee makes no representation or warranty, express or implied, as to the accuracy or completeness of any information contained or incorporated by reference in this offering memorandum, except for such information that specifically pertains to the TGP trustee.

PLAN OF DISTRIBUTION

We may sell our securities through agents, underwriters or dealers, or directly to purchasers, or through a combination of any of these methods of sale.

We may designate agents to solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in our prospectus supplement.

•	Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of our securities that they offer or sell.

We may use one or more underwriters in the offer or sale of our securities.

•	If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.

•	We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

•	The underwriters will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

El Paso may engage in at the market offerings only of El Paso’s common stock. An “at the market” offering is an offering of El Paso’s common stock at other than a fixed price into an existing trading market for the common stock. Any underwriter that El Paso engages for an “at the market” offering and additional details of El Paso’s arrangement with the underwriter, including commissions or fees paid by El Paso and whether the underwriter is acting as principal or agent, would be described in the related prospectus supplement.

We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

•	We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarking firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Other than El Paso common stock, all securities offered will be a new issue of securities with no established trading market. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the El Paso common stock which is currently listed and traded on the NYSE. Any El Paso common stock sold by this prospectus will be listed for trading on the NYSE subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

The validity of the common stock, preferred stock, senior debt securities, purchase contracts, warrants and units will be passed upon for El Paso, CIG, CIIC, EPNG, SNG, SNIC and TGP by Bracewell & Giuliani LLP, Houston, Texas. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of El Paso Corporation as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 appearing in El Paso Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of El Paso Corporation’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. The report of Ernst & Young LLP on the consolidated financial statements and schedule of El Paso Corporation as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 is based in part on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm.

The consolidated financial statements and schedule of Colorado Interstate Gas Company as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 appearing in Colorado Interstate Gas Company’s Annual Report (Form 10-K) for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference.

The consolidated financial statements and schedule of El Paso Natural Gas Company as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 appearing in El Paso Natural Gas Company’s Annual Report (Form 10-K) for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference.

The consolidated financial statements and schedule of Southern Natural Gas Company as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 appearing in Southern Natural Gas Company’s Annual Report (Form 10-K) for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. The report of Ernst & Young LLP on the consolidated financial statements and schedule of Southern Natural Gas Company for the years ended December 31, 2007 and 2006 is based in part on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm.

The consolidated financial statements of Citrus Corp. at December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 appearing in Southern Natural Gas Company’s Annual Report (Form 10-K) for the year ended December 31, 2008 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference.

The consolidated financial statements and schedule of Tennessee Gas Pipeline Company as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 appearing in Tennessee Gas Pipeline Company’s Annual Report (Form 10-K) for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference.

The consolidated financial statements referred to above are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP (as it relates to El Paso Corporation, Colorado Interstate Gas Company, El Paso Natural Gas Company, Southern Natural Gas Company and Tennessee Gas Pipeline Company) pertaining to such financial statements and the effectiveness of El Paso Corporation’s internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firms as experts in accounting and auditing.

The consolidated financial statements referred to above are incorporated herein in reliance upon the reports of PricewaterhouseCoopers LLP (as they relate to El Paso Corporation, Southern Natural Gas Company and Citrus Corp.) pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing. In the event that PricewaterhouseCoopers LLP consents to the incorporation by reference in this Registration Statement of its report relating to audited financial statements included in a document subsequently filed by El Paso Corporation or Southern Natural Gas Company, such audited financial statements shall be incorporated herein in reliance upon such report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Information incorporated by reference in this prospectus regarding the estimated reserves attributable to certain of El Paso’s natural gas and oil properties was prepared by Ryder Scott Company, L.P., independent petroleum engineers, as stated in their report with respect thereto and is incorporated herein upon the authority of such firm as experts in petroleum engineering.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses Of Issuance And Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts other than the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$139,500	(1)
Legal Fees and Expenses	150,000
Accountants’ Fees and Expenses	100,000
Trustee’s Fees and Expenses	25,000
Printing and Engraving Expenses	100,000
Miscellaneous	25,000

TOTAL	$539,500

(1)	Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee includes the filing fee previously paid by El Paso in the amount of $29,475 in connection with its registration statement on Form S-3 (File No. 333-134406) initially filed on May 23, 2006.

Item 15.	Indemnification of Directors and Officers.

Corporations

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

El Paso

Article 10 of El Paso’s second amended and restated certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of El Paso shall not be liable to El Paso or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of El Paso for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article X of the by-laws of El Paso requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the by-laws of El Paso provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of El Paso, such person or is or was serving at the request of El Paso as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. The by-laws of El Paso also provide that El Paso may, by action of its board of directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

El Paso maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of El Paso and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended, for acts or omissions by such persons while acting as directors or officers of El Paso and/or its subsidiaries, as the case may be.

El Paso has entered into indemnification agreements with each member of its Board of Directors and certain officers, including each of the executives named in El Paso’s proxy statement. These agreements reiterate the rights to indemnification that are provided to El Paso’s directors and certain officers under El Paso’s by-laws, clarify procedures related to those rights, and provide that such rights are also available to fiduciaries under certain of El Paso’s employee benefit plans. As is the case under the by-laws, the agreements provide for indemnification to the full extent permitted by Delaware law, including the right to be paid the reasonable expenses (including attorneys’ fees) incurred in defending a proceeding related to service as a director, officer or fiduciary in advance of that proceeding’s final disposition. El Paso may maintain insurance, enter into contracts, create a trust fund or use other means available to provide for indemnity payments and advances. In the event of a change in control of El Paso (as defined in the indemnification agreements), El Paso is obligated to pay the costs of independent legal counsel who will provide advice concerning the rights of each director and officer to indemnity payments and advances.

CIIC

Article Seventh of CIIC’s certificate of incorporation provides that CIIC shall indemnify its officers and directors to the full extent permitted by the DGCL. Article Eighth permits the limitation or elimination of the personal liability of directors, a director of CIIC shall not be liable to CIIC or its stockholders for monetary damages for breach of fiduciary duty as a director, except that a director may be liable (i) for breach of the director’s duty of loyalty to CIIC or it stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment to or repeal of such Article Eighth shall not adversely affect any right or protection of a director of CIIC for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Article VI of CIIC ’s by-laws requires the Company to indemnify to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of CIIC or its predecessor, or is or was serving at the request of CIIC as a director, officer, employee or agent of another enterprise. CIIC’s by-laws also provide that in the event that the board of directors or stockholders refuse or fail to provide indemnity, a person may seek indemnity from CIIC in court and have the court substitute its judgment as to the propriety of indemnity, or determine whether indemnity is proper in the absence of such determination by the board of directors or stockholders. CIIC’s by-laws also provide that CIIC may purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of CIIC or its predecessor, or is or was serving at the request of CIIC as a director, officer, employee or agent of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not CIIC would have the power to indemnify such person against such liability under the provisions of Article VI of CIIC’s by-laws or otherwise.

EPNG

Article Seventh of EPNG’s amended and restated certificate of incorporation contains a provision similar to that of Section 145 of the DGCL. It also provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of EPNG shall not be liable to EPNG or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of such Article Seventh shall not adversely affect any right or protection of a director of EPNG for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article VI, Section 4 of EPNG’s by-laws requires indemnification to the full extent permitted under Delaware law for any person made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, for expenses actually and reasonably incurred by reason of the fact that such person or such person’s testator or intestate, is or was serving as a director, officer or employee of EPNG or its predecessor, or is or was serving at the request of EPNG as a director, officer or employee of another enterprise. EPNG’s by-laws also provide that in the event that the board of directors or stockholders refuse or fail to provide indemnity, a person may seek indemnity from EPNG in court and have the court substitute its judgment as to the propriety of indemnity, or determine whether indemnity is proper in the absence of such determination by the board of directors or stockholders.

TGP

Article Seventh of TGP’s amended and restated certificate of incorporation contains a provision similar to that of Section 145 of the DGCL. It also provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of TGP shall not be liable to TGP or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of such Article Seventh shall not adversely affect any right or protection of a director of TGP for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article VI of TGP’s by-laws requires TGP to indemnify to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer, employee or agent of TGP or its predecessor, or is or was serving at the request of TGP as a director, officer, employee or agent of another enterprise. TGP’s by-laws also provide that in the event that the board of directors or stockholders refuse or fail to provide indemnity, a person may seek indemnity from TGP in court and have the court substitute its judgment as to the propriety of indemnity, or determine whether indemnity is proper in the absence of such determination by the board of directors or stockholders. TGP’s by-laws also provide that TGP may purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of TGP or its predecessor, or is or was serving at the request of TGP as a director, officer, employee or agent of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not TGP would have the power to indemnify such person against such liability under the provisions of Article VI of TGP’s by-laws or otherwise.

SNIC

Article Seventh of Southern Natural Issuing Corporation’s certificate of incorporation requires Southern Natural Issuing Corporation to indemnify its officers and directors to the full extent permitted by the DGCL, as amended from time to time. Article Eighth of Southern Natural Issuing Corporation’s certificate of incorporation contains a provision similar to that of Section 145 of the DGCL. It also provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of Southern Natural Issuing Corporation shall not be liable to Southern Issuing Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, repeal or modification of such Article Eighth shall not adversely affect any right or protection of a director of Southern Natural Issuing Corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification.

Article VI, Section 4 of Southern Natural Issuing Corporation’s by-laws requires indemnification to the full extent permitted under Delaware law for any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate, is or was serving as a director, officer or employee of Southern Natural Issuing Corporation or its predecessor. Southern Natural Issuing Corporation’s by-laws also provide that in the event that the board of directors or stockholders refuse or fail to provide indemnity, a person may seek indemnity from Southern Natural Issuing Corporation in court and have the court substitute its judgment as to the propriety of indemnity, or determine whether indemnity is proper in the absence of such determination by the board of directors or stockholders of Southern Natural Issuing Corporation.

Certain directors and officers of CIIC, EPNG, SNIC and TGP are directors, officers and/or employees of El Paso.

Partnerships

Section 15-103(e) of the Delaware Revised Uniform Partnership Act (the “DRUPA”) provides that a partner or other person shall not be liable to a partnership or to another partner or to another person that is a party to or is otherwise bound by a partnership agreement for breach of fiduciary duty for the partner’s or other person’s good faith reliance on the provisions of the partnership agreement. Section 15-103(f) of the DRUPA provides that a partnership agreement may provide for the limitation or elimination of any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a partner or other person to a partnership or to another partner or another person that is a party to or is otherwise bound by a partnership agreement; provided, that a partnership agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Section 15-110 of the DRUPA provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a partnership may, and shall have the power to, indemnify and hold harmless any partners or other person from and against any and all claims and demands whatsoever.

CIG

Section 3.8 of CIG’s General Partnership Agreement contains a similar limitation of liabilities of partners, whereby expect as otherwise provided by DRUPA, no partner shall be liability to third persons for partnership losses, deficits, liabilities or obligations, except as otherwise expressly agreed to in writing by such partner, unless the assets of the partnership shall have first been exhausted. Section 6.2(a)(iv) of CIG’s General Partnership Agreement provides that each member of the management committee of CIG shall be an agent of, shall represent, and shall owe duties only to the partner that designated the representative, and, to the extent permitted by law, shall not owe any duty (fiduciary or otherwise) to the partnership, any other partner or representative or any officer or employee of the partnership. The partnership will also indemnify, to the fullest extent permitted by law, protect, defend, release and hold harmless each representative from and against any claims asserted by or on behalf of any person (including another partner), other than the partner that designated the representative, that arise out of, related to or are otherwise attributable to, directly or indirectly, the representative’s service on the management committee of the partnership. Section 6.5 of the CIG General Partnership Agreement provides that, to the fullest extent permitted by law, each partner shall indemnify, protect, defend, release and hold harmless each other partner, its affiliates, and its and their respective directors, officers, trustees, employees and agents from and against any claims asserted by or on behalf of any person (including another partner) that result from a breach by the indemnifying partner of CIG’s General Partnership Agreement; provided, however, that Section 6.5 shall not (a) apply to any claim or other matter for which a partner has no liability or duty, or is indemnified or release, or (b) hold the indemnified person harmless from special, consequential or exemplary damages, except in the case where the indemnified person is legally obligated to pay such damages to another person.

SNG

Section 3.8 of SNG’s General Partnership Agreement contains a similar limitation of liabilities of partners, whereby expect as otherwise provided by DRUPA, no partner shall be liability to third persons for partnership losses, deficits, liabilities or obligations, except as otherwise expressly agreed to in writing by such partner, unless the assets of the partnership shall have first been exhausted. Section 6.2(a)(iv) of SNG’s General Partnership Agreement provides that each member of the management committee of SNG shall be an agent of, shall represent, and shall owe duties only to the partner that designated the representative, and, to the extent permitted by law, shall not owe any duty (fiduciary or otherwise) to the partnership, any other partner or representative or any officer or employee of the partnership. The partnership will also indemnify, to the fullest extent permitted by law, protect, defend, release and hold harmless each representative from and against any claims asserted by or on behalf of any person (including another partner), other than the partner that designated the representative, that arise out of, related to or are otherwise attributable to, directly or indirectly, the representative’s service on the management committee of the partnership. Section 6.5 of the SNG General Partnership Agreement provides that, to the fullest extent permitted by law, each partner shall indemnify, protect, defend, release and hold harmless each other partner, its affiliates, and its and their respective directors, officers, trustees, employees and agents from and against any claims asserted by or on behalf of any person (including another partner) that result from a breach by the indemnifying partner of SNG’s General Partnership Agreement; provided, however, that Section 6.5 shall not (a) apply to any claim or other matter for which a partner has no liability or duty, or is indemnified or release, or (b) hold the indemnified person harmless from special, consequential or exemplary damages, except in the case where the indemnified person is legally obligated to pay such damages to another person.

Certain management committee members and officers of CIG and SNG are directors, officers and/or employees of El Paso.

Item 16.	Exhibits.

In reviewing the agreements included as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the registrants or the other parties to the agreements. The agreements may contain representations and warranties by the parties to the agreements, including the registrants. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit
No.		Exhibit

**1.A	—	Form of El Paso debt securities Underwriting Agreement
**1.B	—	Form of El Paso equity securities Underwriting Agreement
**1.C	—	Form of Underwriting Agreement related to El Paso Purchase Contracts, Warrants or Units
**1.D	—	Form of Underwriting Agreement related to CIG, EPNG, SNG or TGP debt securities
3.A	—	Second Amended and Restated Certificate of Incorporation of El Paso (incorporated by reference to Exhibit 3.A to El Paso’s Current Report on Form 8-K filed May 31, 2005)
3.B	—	By-laws of El Paso effective as of December 6, 2007 (incorporated by reference to Exhibit 3.B to El Paso’s Current Report on Form 8-K filed December 6, 2007)
3.C	—	CIG Certificate of Conversion (incorporated by reference to Exhibit 4.A to CIG’s Form 8-K filed November 7, 2007)
3.D	—	CIG Statement of Partnership Existence (incorporated by reference to Exhibit 4.B to CIG’s Form 8-K filed November 7, 2007)
3.E	—	CIG General Partnership Agreement dated November 1, 2007 (incorporated by reference to Exhibit 4.C to CIG’s Form 8-K filed November 7, 2007)
3.F	—	EPNG Restated Certificate of Incorporation dated April 8, 2003 (incorporated by reference to Exhibit 3.A to EPNG’s Quarterly Report on Form 10-Q for the period ended June 30, 2003)
3.G	—	EPNG By-laws dated June 24, 2002 (incorporated by reference to Exhibit 3.B to EPNG’s Annual Report on Form 10-K for the year ended December 31, 2007)
3.H	—	SNG Certificate of Conversion (incorporated by reference to Exhibit 3.A to SNG’s Current Report on Form 8-K filed November 7, 2007)
3.I	—	SNG Statement of Partnership Existence (incorporated by reference to Exhibit 3.B to SNG’s Current Report on Form 8-K filed November 7, 2007)
3.J	—	SNG General Partnership Agreement dated November 1, 2007 (Exhibit 3.C to SNG’s Current Report on Form 8-K filed November 7, 2007)
3.K	—	First Amendment to the General Partnership Agreement of Southern Natural Gas Company, dated September 30, 2008 (Exhibit 3.A to SNG’s Current Report on Form 8-K field October 6, 2008)
3.L	—	TGP Restated Certificate of Incorporation dated May 11, 1999 (incorporated by reference to Exhibit 3.A to TGP’s Annual Report on Form 10-K for the year ended December 31, 2004)
3.M	—	TGP By-laws dated as of June 2, 2008 (incorporated by reference to Exhibit 3.B to TGP’s Annual Report on Form 10-K for the year ended December 31, 2008)
***3.N	—	CIIC Certificate of Incorporation dated October 23, 2007
***3.O	—	CIIC By-laws dated as of June 2, 2008
3.P	—	SNIC Certificate of Incorporation dated October 23, 2007 (incorporated by reference to Exhibit 3.C to SNIC’s Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-146250) filed October 25, 2007)
3.Q	—	SNIC By-laws dated as of October 23, 2007 (incorporated by reference to Exhibit 3.D to SNIC’s Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-146250) filed October 25, 2007)
4.A	—	Certificate of Designations of 4.99% Convertible Perpetual Preferred Stock of El Paso (incorporated by reference to Exhibit 3.A to El Paso’s Current Report on Form 8-K filed May 31, 2005)
4.B	—	Senior Debt Securities Indenture, dated as of May 10, 1999, by and between El Paso and HSBC Bank USA, National Association (as successor-in-interest to JPMorgan Chase Bank, formerly The Chase Manhattan Bank), as Trustee (including form of senior security) (incorporated by reference to Exhibit 4.A of El Paso’s Annual Report on Form 10-K for the year ended December 31, 2004)
*4.C	—	Form of Subordinated Indenture of El Paso Corporation
**4.D	—	Form of Purchase Contract Agreement
**4.E	—	Form of Pledge Agreement
**4.F	—	Form of Warrant Agreement (including form of Warrant Certificate)
**4.G	—	Form of Unit Agreement (including form of Unit Certificate)

Exhibit
No.		Exhibit

4.H	—	Indenture dated as of June 27, 1997 between Colorado Interstate Gas Company and The Bank of New York Mellon Trust Company, N.A. (formerly named The Bank of New York Trust Company, N.A.) (successor to Harris Trust and Savings Bank), as trustee (incorporated by reference to Exhibit 4.A to CIG’s Annual Report on Form 10-K for the year ended December 31, 2004); Second Supplemental Indenture dated as of March 9, 2005 between Colorado Interstate Gas Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to CIG’s Current Report on Form 8-K filed March 14, 2005); Third Supplemental Indenture dated as of November 1, 2005 between Colorado Interstate Gas Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to CIG’s Current Report on Form 8-K filed November 2, 2005); Fourth Supplemental Indenture dated as of October 15, 2007 between Colorado Interstate Gas Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to CIG’s Current Report on Form 8-K filed October 16, 2007); Fifth Supplemental Indenture dated as of November 1, 2007 among Colorado Interstate Gas Company, Colorado Interstate Issuing Corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to CIG’s Current Report on Form 8-K filed November 7, 2007)
4.I	—	Indenture dated as of November 13, 1996 between El Paso Natural Gas Company and Wilmington Trust Company (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as trustee, (incorporated by reference to Exhibit 4.B to EPNG’s Annual Report on Form 10-K for the year ended December 31, 2004); First Supplemental Indenture dated as of June 10, 2002 between El Paso Natural Gas Company and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.D to EPNG’s Annual Report on Form 10-K for the year ended December 31, 2008)
4.J	—	Indenture dated as of June 1, 1987 between Southern Natural Gas Company and Wilmington Trust Company (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.A to SNG’s Annual Report on Form 10-K for the year ended December 31, 2006); First Supplemental Indenture dated as of September 30, 1997 between Southern Natural Gas Company and Wilmington Trust Company (incorporated by reference to Exhibit 4.A.1 to SNG’s Annual Report on Form 10-K for the year ended December 31, 2006); Fourth Supplemental Indenture dated as of May 4, 2007 among Southern Natural Gas Company, Wilmington Trust Company (solely with respect to certain portions thereof) and The Bank of New York Mellon Trust Company, N.A. (formerly named The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 4.C to SNG’s Quarterly Report on Form 10-Q for the period ended March 31, 2007); Fifth Supplemental Indenture dated as of October 15, 2007 among Southern Natural Gas Company, Wilmington Trust Company, as trustee, and The Bank of New York Mellon Trust Company, N.A., as series trustee (incorporated by reference to Exhibit 4.A to SNG’s Current Report on Form 8-K filed October 16, 2007); Sixth Supplemental Indenture dated as of November 1, 2007 among Southern Natural Gas Company, Southern Natural Issuing Corporation, Wilmington Trust Company, as trustee, and The Bank of New York Mellon Trust Company, N.A., as series trustee (incorporated by reference to Exhibit 4.A to SNG’s Current Report on Form 8-K filed November 7, 2007)
4.K	—	Indenture dated as of March 4, 1997 between Tennessee Gas Pipeline Company and Wilmington Trust Company (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.A to TGP’s Annual Report on Form 10-K for the year ended December 31, 2005); Fifth Supplemental Indenture dated as of June 10, 2002 between Tennessee Gas Pipeline Company and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to TGP’s Current Report on Form 8-K filed June 10, 2002); Sixth Supplemental Indenture dated January 27, 2009 between Tennessee Gas Pipeline Company and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.A to TGP’s Current Report on Form 8-K filed January 29, 2009)
*5.A	—	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being registered
**8.A	—	Opinion of Bracewell & Giuliani LLP as to certain federal income tax matters
12.A	—	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for El Paso (incorporated by reference to Exhibit 12 of El Paso’s Annual Report on Form 10-K for the year ended December 31, 2008)
***12.B	—	Computation of Ratio of Earnings to Fixed Charges for CIG
***12.C	—	Computation of Ratio of Earnings to Fixed Charges for EPNG
***12.D	—	Computation of Ratio of Earnings to Fixed Charges for SNG
***12.E	—	Computation of Ratio of Earnings to Fixed Charges for TGP
*23.A	—	Consent of Ernst & Young LLP
*23.B	—	Consent of PricewaterhouseCoopers LLP
*23.C	—	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.A)

Exhibit
No.		Exhibit

***23.D	—	Consent of Ryder Scott Company, L.P.
***24.A	—	El Paso Power of Attorney
***24.B	—	CIG Power of Attorney
***24.C	—	CIIC Power of Attorney
***24.D	—	EPNG Power of Attorney
***24.E	—	SNG Power of Attorney
***24.F	—	SNIC Power of Attorney
***24.G	—	TGP Power of Attorney
***25.A	—	Form T-1 Statement of Eligibility and Qualification of HSBC Bank USA, National Association respecting the Senior Indenture of El Paso
***25.B	—	Form T-1 Statement of Eligibility and Qualification of HSBC Bank USA, National Association respecting the Subordinated Indenture of El Paso
***25.C	—	Form T-1 Statement of Eligibility and Qualification of Bank of New York Trust Company, N.A. respecting the Indenture of CIG
***25.D	—	Form T-1 Statement of Eligibility and Qualification of Wilmington Trust Company respecting the Indenture of EPNG
***25.E	—	Form T-1 Statement of Eligibility and Qualification of Wilmington Trust Company respecting the Indenture of SNG
***25.F	—	Form T-1 Statement of Eligibility and Qualification of Wilmington Trust Company respecting the Indenture of TGP

*	Filed herewith.

**	To be filed as an exhibit to a Current Report on Form 8-K in connection with or prior to a specific offering.

***	Previously filed.

Item 17.	UNDERTAKINGS.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of El Paso Corporation’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 13, 2009.

EL PASO CORPORATION

By:	/s/ DOUGLAS L. FOSHEE
Douglas L. Foshee
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities as indicated on April 13, 2009.

Signature	Title

* Douglas L. Foshee	President, Chief Executive Officer and Director (Principal Executive Officer)

* D. Mark Leland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* John R. Sult	Senior Vice President and Controller (Principal Accounting Officer)

* Ronald L. Kuehn, Jr.	Chairman of the Board

* Juan Carlos Braniff	Director

* James L. Dunlap	Director

* Robert W. Goldman	Director

* Anthony W. Hall, Jr.	Director

* Thomas R. Hix	Director

* William H. Joyce	Director

Signature	Title

* Ferrell P. Mcclean	Director

* Steven J. Shapiro	Director

* J. Michael Talbert	Director

* Robert F. Vagt	Director

* John L. Whitmire	Director

* Joe B. Wyatt	Director

*By: /s/ ROBERT W. BAKER Robert W. Baker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 13, 2009.

COLORADO INTERSTATE GAS COMPANY

By:	/s/ JAMES J. CLEARY
James J. Cleary
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities as indicated on April 13, 2009.

Signature	Title

* James J. Cleary	President and Management Committee Member (Principal Executive Officer)

* John R. Sult	Senior Vice President, Chief Financial Officer and Controller (Principal Accounting and Financial Officer)

* James C. Yardley	Management Committee Member

* Daniel B. Martin	Senior Vice President and Management Committee Member

* Thomas L. Price	Vice President and Management Committee Member

*By: ROBERT W. BAKER Robert W. Baker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 13, 2009.

COLORADO INTERSTATE ISSUING CORPORATION

By:	/s/ JAMES J. CLEARY
James J. Cleary
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated for Colorado Interstate Issuing Corporation on April 13, 2009:

Signature	Title

* James J. Cleary	President and Director (Principal Executive Officer)

* John R. Sult	Senior Vice President, Chief Financial Officer and Controller (Principal Accounting and Financial Officer)

* James C. Yardley	Chairman of the Board and Director

* Daniel B. Martin	Senior Vice President and Director

* Thomas L. Price	Vice President and Director

*By: ROBERT W. BAKER Robert W. Baker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 13, 2009.

EL PASO NATURAL GAS COMPANY

By:	/s/ JAMES J. CLEARY
James J. Cleary
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities as indicated on April 13, 2009.

Signature	Title

* James J. Cleary	President and Director (Principal Executive Officer)

* John R. Sult	Senior Vice President, Chief Financial Officer and Controller (Principal Accounting and Financial Officer)

* James C. Yardley	Chairman of the Board

* Daniel B. Martin	Senior Vice President and Director

* Thomas L. Price	Vice President and Director

*By: ROBERT W. BAKER Robert W. Baker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 13, 2009.

SOUTHERN NATURAL GAS COMPANY

By:	/s/ JAMES C. YARDLEY
James C. Yardley
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities as indicated on April 13, 2009.

Signature	Title

* James C. Yardley	President and Management Committee Member (Principal Executive Officer)

* John R. Sult	Senior Vice President, Chief Financial Officer and Controller (Principal Accounting and Financial Officer)

* Daniel B. Martin	Senior Vice President and Management Committee Member

* Norman G. Holmes	Senior Vice President, Chief Commercial Officer and Management Committee Member

* Michael J. Varagona	Vice President and Management Committee Member

*By: ROBERT W. BAKER Robert W. Baker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 13, 2009.

SOUTHERN NATURAL ISSUING CORPORATION

By:	/s/ JAMES C. YARDLEY
James C. Yardley
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated for Southern Natural Issuing Corporation on April 13, 2009:

Signature	Title

* James C. Yardley	Chairman of the Board and President (Principal Executive Officer)

* John R. Sult	Senior Vice President, Chief Financial Officer and Controller (Principal Accounting and Financial Officer)

* Daniel B. Martin	Senior Vice President and Director

* Norman G. Holmes	Senior Vice President, Chief Commercial Officer and Director

*By: ROBERT W. BAKER Robert W. Baker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 13, 2009.

TENNESSEE GAS PIPELINE COMPANY

By:	/s/ JAMES C. YARDLEY
James C. Yardley
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities as indicated on April 13, 2009.

Signature	Title

* James C. Yardley	Chairman of the Board and President (Principal Executive Officer)

* John R. Sult	Senior Vice President, Chief Financial Officer and Controller (Principal Accounting and Financial Officer)

* Daniel B. Martin	Senior Vice President and Director

* Bryan W. Neskora	Senior Vice President, Chief Commercial Officer and Director

*By: ROBERT W. BAKER Robert W. Baker Attorney-in-Fact

EXHIBIT LIST

Exhibit
No.			Exhibit

**1	.A	—	Form of El Paso debt securities Underwriting Agreement
**1	.B	—	Form of El Paso equity securities Underwriting Agreement
**1	.C	—	Form of Underwriting Agreement related to El Paso Purchase Contracts, Warrants or Units
**1	.D	—	Form of Underwriting Agreement related to CIG, EPNG, SNG or TGP debt securities
3	.A	—	Second Amended and Restated Certificate of Incorporation of El Paso (incorporated by reference to Exhibit 3.A to El Paso’s Current Report on Form 8-K filed May 31, 2005)
3	.B	—	By-laws of El Paso effective as of December 6, 2007 (incorporated by reference to Exhibit 3.B to El Paso’s Current Report on Form 8-K filed December 6, 2007)
3	.C	—	CIG Certificate of Conversion (incorporated by reference to Exhibit 4.A to CIG’s Form 8-K filed November 7, 2007)
3	.D	—	CIG Statement of Partnership Existence (incorporated by reference to Exhibit 4.B to CIG’s Form 8-K filed November 7, 2007)
3	.E	—	CIG General Partnership Agreement dated November 1, 2007 (incorporated by reference to Exhibit 4.C to CIG’s Form 8-K filed November 7, 2007)
3	.F	—	EPNG Restated Certificate of Incorporation dated April 8, 2003 (incorporated by reference to Exhibit 3.A to EPNG’s Quarterly Report on Form 10-Q for the period ended June 30, 2003)
3	.G	—	EPNG By-laws dated June 24, 2002 (incorporated by reference to Exhibit 3.B to EPNG’s Annual Report on Form 10-K for the year ended December 31, 2007)
3	.H	—	SNG Certificate of Conversion (incorporated by reference to Exhibit 3.A to SNG’s Current Report on Form 8-K filed November 7, 2007)
3	.I	—	SNG Statement of Partnership Existence (incorporated by reference to Exhibit 3.B to SNG’s Current Report on Form 8-K filed November 7, 2007)
3	.J	—	SNG General Partnership Agreement dated November 1, 2007 (Exhibit 3.C to SNG’s Current Report on Form 8-K filed with the SEC on November 7, 2007)
3	.K	—	First Amendment to the General Partnership Agreement of Southern Natural Gas Company, dated September 30, 2008 (Exhibit 3.A to SNG’s Current Report on Form 8-K filed October 6, 2008)
3	.L	—	TGP Restated Certificate of Incorporation dated May 11, 1999 (incorporated by reference to Exhibit 3.A to TGP’s Annual Report on Form 10-K for the year ended December 31, 2004)
3	.M	—	TGP By-laws dated as of June 2, 2008 (incorporated by reference to Exhibit 3.B to TGP’s Annual Report on Form 10-K for the year ended December 31, 2008)
***3	.N	—	CIIC Certificate of Incorporation dated October 23, 2007
***3	.O	—	CIIC By-laws dated as of June 2, 2008
3	.P	—	SNIC Certificate of Incorporation dated October 23, 2007 (incorporated by reference to Exhibit 3.C to SNIC’s Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-146250) filed October 25, 2007)
3	.Q	—	SNIC By-laws dated as of October 23, 2007 (incorporated by reference to Exhibit 3.D to SNIC’s Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-146250) filed October 25, 2007)
4	.A	—	Certificate of Designations of 4.99% Convertible Perpetual Preferred Stock of El Paso (incorporated by reference to Exhibit 3.A to El Paso’s Current Report on Form 8-K filed May 31, 2005)
4	.B	—	Senior Debt Securities Indenture, dated as of May 10, 1999, by and between El Paso and HSBC Bank USA, National Association (as successor-in-interest to JPMorgan Chase Bank, formerly The Chase Manhattan Bank), as Trustee (including form of senior security) (incorporated by reference to Exhibit 4.A of El Paso’s Annual Report on Form 10-K for the year ended December 31, 2004)
*4	.C	—	Form of Subordinated Indenture of El Paso Corporation
**4	.D	—	Form of Purchase Contract Agreement
**4	.E	—	Form of Pledge Agreement
**4	.F	—	Form of Warrant Agreement (including form of Warrant Certificate)
**4	.G	—	Form of Unit Agreement (including form of Unit Certificate)

Exhibit
No.			Exhibit

4	.H	—	Indenture dated as of June 27, 1997 between Colorado Interstate Gas Company and The Bank of New York Mellon Trust Company, N.A. (formerly named The Bank of New York Trust Company, N.A.) (successor to Harris Trust and Savings Bank), as trustee (incorporated by reference to Exhibit 4.A to CIG’s Annual Report on Form 10-K for the year ended December 31, 2004); Second Supplemental Indenture dated as of March 9, 2005 between Colorado Interstate Gas Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to CIG’s Current Report on Form 8-K filed March 14, 2005); Third Supplemental Indenture dated as of November 1, 2005 between Colorado Interstate Gas Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to CIG’s Current Report on Form 8-K filed November 2, 2005); Fourth Supplemental Indenture dated October 15, 2007 between Colorado Interstate Gas Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to CIG’s Current Report on Form 8-K filed October 16, 2007); Fifth Supplemental Indenture dated as of November 1, 2007 among Colorado Interstate Gas Company, Colorado Interstate Issuing Corporation, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.A to CIG’s Current Report on Form 8-K filed November 7, 2007)
4	.I	—	Indenture dated as of November 13, 1996 between El Paso Natural Gas Company and Wilmington Trust Company (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as trustee, (incorporated by reference to Exhibit 4.B to EPNG’s Annual Report on Form 10-K for the year ended December 31, 2004); First Supplemental Indenture dated as of June 10, 2002 between El Paso Natural Gas Company and Wilmington Trust Company, as trustee, (incorporated by reference to Exhibit 4.D to EPNG’s Annual Report on Form 10-K for the year ended December 31, 2008)
4	.J	—	Indenture dated as of June 1, 1987 between Southern Natural Gas Company and Wilmington Trust Company (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.A to SNG’s Annual Report on Form 10-K for the year ended December 31, 2006); First Supplemental Indenture dated as of September 30, 1997 between Southern Natural Gas Company and Wilmington Trust Company (incorporated by reference to Exhibit 4.A.1 to SNG’s Annual Report on Form 10-K for the year ended December 31, 2006); Fourth Supplemental Indenture dated as of May 4, 2007 among Southern Natural Gas Company, Wilmington Trust Company (solely with respect to certain portions thereof) and The Bank of New York Mellon Trust Company, N.A. (formerly named The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 4.C to SNG’s Quarterly Report on Form 10-Q for the period ended March 31, 2007); Fifth Supplemental Indenture dated as of October 15, 2007 among Southern Natural Gas Company, Wilmington Trust Company, as trustee, and The Bank of New York Mellon Trust Company, N.A., as series trustee, (incorporated by reference to Exhibit 4.A to SNG’s Current Report on Form 8-K filed October 16, 2007); Sixth Supplemental Indenture dated as of November 1, 2007 among Southern Natural Gas Company, Southern Natural Issuing Corporation, Wilmington Trust Company, as trustee, and The Bank of New York Mellon Trust Company, N.A., as series trustee (incorporated by reference to Exhibit 4.A to SNG’s Current Report on Form 8-K filed November 7, 2007)
4	.K	—	Indenture dated as of March 4, 1997 between Tennessee Gas Pipeline Company and Wilmington Trust Company (as successor to JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.A to TGP’s Annual Report on Form 10-K for the year ended December 31, 2005); Fifth Supplemental Indenture dated as of June 10, 2002 between Tennessee Gas Pipeline Company and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to TGP’s Current Report on Form 8-K filed June 10, 2002); Sixth Supplemental Indenture dated January 27, 2009 between Tennessee Gas Pipeline Company and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.A to TGP’s Current Report on Form 8-K filed January 29, 2009).
*5	.A	—	Opinion of Bracewell & Giuliani LLP as to the legality of the securities being registered
**8	.A	—	Opinion of Bracewell & Giuliani LLP as to certain federal income tax matters
12	.A	—	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for El Paso (incorporated by reference to Exhibit 12 of El Paso’s Annual Report on Form 10-K for the year ended December 31, 2008)
**12	.B	—	Computation of Ratio of Earnings to Fixed Charges for CIG
**12	.C	—	Computation of Ratio of Earnings to Fixed Charges for EPNG
**12	.D	—	Computation of Ratio of Earnings to Fixed Charges for SNG
**12	.E	—	Computation of Ratio of Earnings to Fixed Charges for TGP
*23	.A	—	Consent of Ernst & Young LLP
*23	.B	—	Consent of PricewaterhouseCoopers LLP
*23	.C	—	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.A)
***23	.D	—	Consent of Ryder Scott Company, L.P.

Exhibit
No.			Exhibit

***24	.A	—	El Paso Power of Attorney
***24	.B	—	CIG Power of Attorney
***24	.C	—	CIIC Power of Attorney
***24	.D	—	EPNG Power of Attorney
***24	.E	—	SNG Power of Attorney
***24	.F	—	SNIC Power of Attorney
***24	.G	—	TGP Power of Attorney
***25	.A	—	Form T-1 Statement of Eligibility and Qualification of HSBC Bank USA, National Association respecting the Senior Indenture of El Paso
***25	.B	—	Form T-1 Statement of Eligibility and Qualification of HSBC Bank USA, National Association respecting the Subordinated Indenture of El Paso
***25	.C	—	Form T-1 Statement of Eligibility and Qualification of Bank of New York Trust Company, N.A. respecting the Indenture of CIG
***25	.D	—	Form T-1 Statement of Eligibility and Qualification of Wilmington Trust Company respecting the Indenture of EPNG
***25	.E	—	Form T-1 Statement of Eligibility and Qualification of Wilmington Trust Company respecting the Indenture of SNG
***25	.F	—	Form T-1 Statement of Eligibility and Qualification of Wilmington Trust Company respecting the Indenture of TGP

*	Filed herewith.

**	To be filed as an exhibit to a Current Report on Form 8-K in connection with or prior to a specific offering.

***	Previously filed.